Exhibit 1.01

MASTER REPURCHASE AGREEMENT AND SECURITIES CONTRACT

AMONG

Signature Bank, as buyer (“Buyer”)

Signature Bank, as administrative Agent (“Administrative Agent”)

Each Seller identified on the Addendum, as seller (“Seller”)

Dated as of the Effective Date set forth in the Addendum

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ANNEXES
Annex A	Financial Covenants

SCHEDULES

Schedule 1	Representations and Warranties with Respect to Purchased Mortgage Loans

Schedule 2	Effect of Benchmark Transition Event

EXHIBITS

Exhibit A	Officer’s Compliance Certificate

Exhibit B	Certificate of an Officer of the Seller, including a Form of Resolutions

Exhibit C	Form of Power of Attorney

Exhibit D	Reserved

Exhibit E	Form of Incumbency Certificate

Exhibit F	Reserved

Exhibit G	Form of Section 11 Certificate

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This Master Repurchase Agreement and Securities Contract is dated as of the Effective Date by and among the Administrative Agent on behalf of the Buyer and the Seller.

1.	Applicability

From time to time the parties hereto may enter into transactions in which Seller agrees to sell all right, title and interest (including, without limitation, the Servicing Rights (as hereinafter defined)) in and to the Mortgage Loans (as hereinafter defined) to Administrative Agent on behalf of Buyer in exchange for the transfer of funds by Administrative Agent to Seller, with a simultaneous agreement by Administrative Agent to transfer to Seller such Mortgage Loans at a date certain or on demand, in exchange for the transfer of funds by Seller to Administrative Agent. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement. All sales of Mortgage Loans from Seller to Administrative Agent will be on a servicing-released basis.

2.	Definitions

a.           Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Acceptable State” means any state, commonwealth, or federal district of the United States of America acceptable to Administrative Agent in which the Seller is licensed to originate Mortgage Loans.

“Accepted Servicing Practices” means, with respect to any Purchased Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and in accordance with Requirements of Law and any related servicing agreements.

“Accounts Receivable Rate” means the annual interest rate set forth on the Addendum for such term.

“Act of Insolvency” means, with respect to any Person or its Affiliates, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking of the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either; (iii) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any Governmental Authority or agency or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.

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“Addendum” means that certain Addendum hereto entered into contemporaneously with this Agreement, dated as of the Effective Date, among the Administrative Agent and the Seller, as may be amended or restated from time to time.

“Additional Covenants and Conditions” means the “Other Covenants and Conditions” and the “Financial Covenants” (to the extent that such covenants are not already specifically set forth in this Agreement), as set forth in the Addendum.

“Additional Eligibility Criteria” means the “Additional Eligibility Criteria” as set forth in the Addendum.

“Adjusted Tangible Net Worth” means, for any Person, Net Worth of such Person plus Subordinated Debt (if approved for purposes of this calculation by Administrative Agent in its sole discretion), minus all intangible assets, goodwill, patents, trade names, trademarks, copyrights, franchises, any organizational expenses, deferred expenses, prepaid expenses, prepaid assets, receivables from shareholders, Affiliates or employees, any other asset as shown as an intangible asset on the balance sheet of such Person on a consolidated basis as determined at a particular date in accordance with GAAP, and any other assets that Administrative Agent deems, at any time, in its reasonable discretion, as intangible assets or overstated assets. For the avoidance of doubt, Administrative Agent may deem, in its reasonable discretion, any asset as intangible or overstated at any time after the delivery of the most recent Officer’s Compliance Certificate. Administrative Agent agrees to use reasonable efforts to notify Seller of assets deemed by Administrative Agent to be intangible or materially overstated.

“Administrative Agent” means Signature Bank, or any successor thereto.

“Administrative Agent’s Federal Book Account” means the securities clearing account owned by the Administrative Agent and identified on the Addendum.

“Affiliate” means, with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.

“Aggregate Claim Threshold” means the amount set forth on the Addendum for such term.

“Aggregate Purchase Price” means the Purchase Price of all Purchased Mortgage Loans subject to outstanding Transactions.

“Agreement” means, collectively, this Master Repurchase Agreement and Securities Contract, the Addendum, and each Schedule and Exhibit hereto and thereto, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Amortization Period” means, the period beginning on the earlier of (i) the date specified in the notice delivered by the Administrative Agent to the Seller pursuant to Section 3(e) and ending on the date that is the latest Repurchase Date for each respective Purchased Asset determined by application of the applicable Maximum Transaction Duration and (ii) the date that written notice is received by the Administrative Agent from Seller that Seller is exercising its right to effect an Early Termination Date in accordance with Section 3(f) and ending on the Early Termination Date.

“Anti-Corruption Laws” means: (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances applicable to the Seller or its Affiliates.

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“Anti-Money Laundering Laws” means applicable laws or regulations in any jurisdiction in which the Sellers or their Affiliates is located or doing business that relate to money laundering, any predicate crime to money laundering or any financial record keeping and reporting requirements related thereto.

“Anti-Terrorism Laws” means, any Requirements of Law relating to money laundering or terrorism, including Executive Order 13224 signed into law on September 23, 2001, the regulations promulgated by OFAC, and the Patriot Act.

“Appraised Value” means the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

“Approved Transaction” means a transaction as detailed in Section 1 that (i) has been approved for funding, with such approval evidenced by email communication from the Administrative Agent to the Seller, and (ii) meets all eligibility requirements and limitations of the Agreement and Addendum, prior to and at all times while subject to a Transaction.

“Asset File Checklist” has the meaning assigned thereto in the Custodial Agreement.

“Asset Tape” means a data file comprised of origination and servicing information related to each Purchased Mortgage Loan, including, without limitation, specific information reasonably requested by Administrative Agent in a form mutually agreed upon between the Administrative Agent and Seller.

“Assignment of Mortgage” means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to Administrative Agent.

“Authorized Funds Recipient” means the entity approved by Administrative Agent, in its sole good faith discretion, which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Mortgage Loan is being originated, or in the case of a Correspondent Mortgage Loan, any warehouse bank or correspondent which has been approved by Administrative Agent, which may receive funds on behalf of Seller. Any transfer by Administrative Agent to an Authorized Funds Recipient shall be considered a transfer of funds by Administrative Agent to Seller.

“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.

“Benchmark” has the meaning set forth in Schedule 2 hereto.

“Business Day” means any day other than (A) a Saturday or Sunday and (B) a public or bank holiday in New York City during which financial institutions are authorized or required to close.

“Buyer” has the meaning set forth on the first page of this Agreement.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

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“Cash Equivalents” means (a) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits with Administrative Agent or any commercial bank having capital and surplus in excess of $200,000,000, plus such deposits in an amount up to the current FDIC-insured limit with any commercial bank having capital and surplus less than or equal to $200,000,000 (c) repurchase obligations of Administrative Agent or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by Administrative Agent or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Change in Control” means:

(A)       the sale, transfer, or other disposition of all or an amount equivalent to twenty-five percent (25%) or more of any Seller’s or any Parent Entity’s assets (excluding any such action taken in connection with any securitization, mortgage servicing rights sale or whole loan transaction); or, if applicable, the sale, transfer, or other disposition of all or an amount equivalent to 25% or more of the Manager’s, General Partner’s or Limited Partner’s assets (excluding any such action taken in connection with any securitization or whole loan transaction); or

(B)       the consummation of a merger or consolidation of Seller or any Parent Entity (or, if applicable, the Manager, General Partner or Limited Partner) with or into another entity or any other corporate reorganization, if more than 25% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders of Seller or Parent Entity (or, if applicable, the Manager, General Partner or Limited Partner) immediately prior to such merger, consolidation or other reorganization.

“Closing Instruction Letter” means the Closing Instruction Letter from Seller to the Authorized Funds Recipient, in a form acceptable to the Administrative Agent.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Documents” means the documents in the Mortgage File delivered to a Custodian and in the form set forth the Custodial Agreement.

“Collection Account” means one or more accounts identified on the Addendum and established by or on behalf of the Servicer or Seller for the benefit of Administrative Agent or assigned to the Administrative Agent, into which all collections and proceeds on or in respect of the Purchased Assets, net of Escrow Payments, shall be deposited by Servicer or Seller and subject to a Collection Account Control Agreement.

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“Collection Account Control Agreement” means an account control agreement providing the Administrative Agent with control over the Collection Account in the event of default, restricting access after notice from Administrative Agent.

“Combined Loan-to-Value Ratio” or “CLTV” means with respect to any Mortgage Loan, the ratio of (i)(a) the original outstanding principal amount of all mortgage loans secured by the Mortgaged Property, to (ii) the lesser of (a) the Appraised Value of the related Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within twelve (12) months of the origination of such Mortgage Loan, the purchase price of the related Mortgaged Property.

“Commercial Property” means an office, retail or industrial property that satisfies the requirements of the Seller’s Underwriting Guidelines.

“Commercial Mortgage Loan” means a first lien Mortgage Loan on a Commercial Property originated in accordance with the Seller’s Underwriting Guidelines.

“Correspondent Mortgage Loan” means a mortgage loan purchased from a licensed mortgage lender who is approved by the Seller and for which Seller does not appear as the lender on the Mortgage Note.

“Cross Default Threshold” means the greater of $750,000 or such other amount set forth on the Addendum for such term.

“Custodial Agreement” means either or both, as the context in the Agreement requires: (a) the custodial agreement between Administrative Agent and Delaware Trust Company as Custodian, as the same may be amended from time to time or (b) such other custodial agreement, among Seller, Administrative Agent and a third-party Custodian, as the same may be amended from time to time.

“Custodian” means any of, as the context requires, (a) Delaware Trust Company, or any successor Custodian approved by Administrative Agent in its sole and absolute discretion, or (b) such other third party as specified in the Addendum and agreed to by Administrative Agent and, prior to an Event of Default, Seller.

“Default” means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

“Delivery Date” means any day on which the Administrative Agent, Seller or an agent of the Seller delivers a Mortgage File to the Custodian.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Due Date” means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Early Termination Date” has the meaning specified in Section 3(f) hereof.

“Effective Date” means the date set forth on the Addendum.

“Eligible Mortgage Loan” is a Mortgage Loan that, in Administrative Agent’s sole discretion, at all times while subject to a transaction; (i) satisfies the requirements of the Seller’s Underwriting Guidelines, (ii) meets the requirements of Section 9(b) herein, (iii) meets the requirements specified in Schedule 1, (iv) meets any additional requirements specified in the Addendum, or (v) as otherwise approved by Administrative Agent in its sole and absolute discretion on the related Purchase Date.

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“ERISA” means the Employee Retirement Income Security Act of 1974 and any successor thereto.

“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) which, together with Seller, would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and regulations thereunder with respect to any Plan (excluding those for which the thirty (30) day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 303 of ERISA with respect to any Plan or the failure to timely make a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Plan pursuant to Section 4041 of ERISA of a notice of intent to terminate such plan in a distress termination described under Section 4041(c ) of ERISA; (iv) the imposition on Seller or any Affiliate of any liability (including any contingent liability) to or on account of any Plan pursuant to Section 4062, 4063, 4064, 4201 or 4104 of ERISA; (v) the institution by the PBGC of proceedings for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the imposition of liability on Seller or any Affiliate pursuant to Section 4062 or 4069 of ERISA pursuant to Section 4212 of ERISA; (vii) the receipt by Seller or its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 of ERISA or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA and (ix) the imposition of a lien pursuant to Section 430(k) of the Code with respect to a Plan.

“Errors and Omissions Insurance Policy” means, if applicable, an errors and omissions insurance policy to be maintained by the Seller pursuant to Section 14(e) hereof.

“Escrow Payments” means, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

“Event of Default” has the meaning specified in Section 15 hereof.

“Facility Monthly Payment” means an amount due from Seller to Buyer on each Monthly Waterfall Date equal to the accrued and unpaid Price Differential with respect to all Purchased Assets then subject to Transactions and other amounts owed by Seller to Buyer (including, without limitation, any unpaid or outstanding fees), as specified in Section 7(b).

“FICO” means Fair Isaac Corporation, or any successor thereto.

“Fidelity Insurance Policy” means, if applicable, a fidelity insurance policy to be maintained by the Seller pursuant to Section 14(e) hereof.

“Financial Covenants” means the covenants set forth on Annex A to this Agreement and the “Financial Covenants” (to the extent that such covenants are not already specifically set forth in this Agreement) set forth in the Addendum.

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“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America and applied on a consistent basis.

“Governing Documents” means, with respect to any Person, its articles or certificate of incorporation or formation, by-laws, memorandum and articles of association, partnership, limited liability company, operating or trust agreement and/or other organizational, charter or governing documents, together with any amendments, restatement or supplements thereto.

“Governmental Authority” means any (a) nation or government, any state or other political subdivision thereof, (b) Person, agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi–judicial, quasi–legislative, regulatory or administrative functions or powers of or pertaining to government, (c) court or arbitrator having jurisdiction over such Person, its Affiliates or its assets or properties, (d) stock exchange on which shares of stock of such Person are listed or admitted for trading or (e) accounting board or authority that is responsible for the establishment or interpretation of national or international accounting principles.

“Gross Margin” means, with respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.

“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided, that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property, to the extent required by Administrative Agent. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“High Cost Mortgage Loan” means a mortgage loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, as amended, or (b) a “high cost,” “threshold,” “covered,” “abusive,” “high risk” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

“Income” means with respect to any Purchased Asset, all of the following (in each case with respect to the entire par amount of the Purchased Asset represented by such Purchased Asset and not just with respect to the portion of the par amount represented by the Purchase Price advanced against such Purchased Asset): (a) all Principal Payments, (b) all Interest Payments, (c) all other income, distributions, receipts, payments, collections, prepayments, recoveries, proceeds (including insurance and condemnation proceeds) and other payments or amounts of any kind paid, received, collected, recovered or distributed on, in connection with or in respect of such Purchased Asset, including prepayment fees, extension fees, exit fees, any rental payments, if any, transfer fees, make whole fees, late charges, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest, dividends, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions, net sale, foreclosure, liquidation, securitization or other disposition proceeds, insurance payments, settlements and proceeds, (d) all payments received from hedge counterparties pursuant to interest rate protection agreements related to such Purchased Mortgage Loans; and (e) all other “proceeds” as defined in Section 9-102(64) of the UCC, including all collections or distributions thereon or other income or receipts therefrom or in respect thereof; provided, that any amounts that under the applicable Collateral Documents are required to be deposited into and held in escrow or reserve to be used for a specific purpose, such as taxes and insurance, shall not be included in the term “Income” unless and until (i) an event of default exists under such Collateral Documents, (ii) the holder of the related Purchased Mortgage Loan has exercised or is entitled to exercise rights and remedies with respect to such amounts, (iii) such amounts are no longer required to be held for such purpose under such Collateral Documents, or (iv) such amounts may be applied to all or a portion of the outstanding indebtedness under such Collateral Documents.

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“Indebtedness” means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within ninety (90) days after the date the respective goods are delivered or the respective services are rendered; (c) indebtedness to others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements, early purchase agreements, or like arrangements; (g) indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) to the extent not already included in clauses (a) through (i) above, any amounts either existing or reported on the financial statements of Seller, that Administrative Agent determines, in its sole discretion, are obligations of such Person that should be included as “Indebtedness” hereunder.

“Indebtedness Limit” has the meaning set forth in the Addendum or such other amount as approved by the Buyer in its sole discretion.

“Index” means, with respect to any adjustable rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the applicable Mortgage Interest Rate.

“Index Floor” means the rate set forth on the Addendum for such term.

“Individual Claim Threshold” means the amount set forth on the Addendum for such term.

“Interest Only Adjustment Date” means, with respect to each Interest Only Loan, the date, specified in the related Mortgage Note on which the Monthly Payment will be adjusted to include principal as well as interest.

“Interest Only Loan” means a Mortgage Loan which only requires payments of interest for a period of time specified in the related Mortgage Note.

“Interest Payments” means with respect to any Purchased Asset, all payments of interest received from time to time in connection with any such Purchased Asset.

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“Interest Rate Adjustment Date” means the date on which an adjustment to the Mortgage Interest Rate with respect to each Mortgage Loan becomes effective.

“Interest Rate Protection Agreement” means, with respect to any or all of the Purchased Mortgage Loans, any short sale of a US Treasury Security, or futures contract, or mortgage related security, or eurodollar futures contract, or options related contract, or interest rate swap, interest rate lock agreement or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller and an Affiliate of Administrative Agent or such other party acceptable to Administrative Agent in its sole discretion, which agreement is acceptable to Administrative Agent in its sole discretion.

“Judgment Threshold” means the amount set forth on the Addendum for such term.

“Key Personnel” means the people or positions set forth on the Addendum for such term.

“Lien” means any mortgage, lien, pledge, charge, security interest or similar encumbrance.

“Limited Partner” means, if applicable, the Person identified on the Addendum for such term.

“Liquidity” means the sum of (i) Unrestricted Cash, (ii) Cash Equivalents, (iii) any other assets that Administrative Agent deems, in its reasonable discretion, as liquid, less (iv) net borrower escrow liability on any mortgage loans owned or serviced by the Seller and (v) any other such liabilities or obligations of Seller that Administrative Agent determines, in its reasonable discretion, will result in claims against Seller’s cash within the next sixty (60) days.

“Liquidity Overhead Coverage” means Liquidity divided by Seller’s Total Expenses

“Loan Margin” means the loan margin for the applicable Mortgage Loan set forth in the Sublimit, Rate and Term Schedule of the Addendum; provided, however, that upon the occurrence of a Default or Event of Default, the Loan Margin shall automatically be increased by the Post Default Rate Margin, even if the Administrative Agent forebears exercising any of its rights and remedies as a result of such Default or Event of Default unless the Administrative Agent specifically waives in writing its right to apply the Post Default Rate Margin upon the occurrence of a Default or Event of Default.

“Loan to Value Ratio” or “LTV” means with respect to any first lien Mortgage Loan, the ratio of the original outstanding principal amount of such Mortgage Loan, to the lesser of (a) the Appraised Value of the related Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within twelve (12) months of the origination of such Mortgage Loan, the purchase price of the related Mortgaged Property.

“Manager” means the managing member or non-member manager of Seller, if any.

“Manufactured Home” means any dwelling unit built on a permanent chassis and attached to a permanent foundation system.

“Margin Call” has the meaning specified in Section 6(a) hereof.

“Margin Deadline” has the meaning specified in Section 6(c) hereof.

“Margin Deficit” has the meaning specified in Section 6(a) hereof.

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“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

““Market Value” shall mean, with respect to any Purchased Asset as of any date of determination, the market value of such Purchased Asset on such date, as determined by Administrative Agent in its sole discretion (using customary factors utilized by Administrative Agent in its ordinary course, which may include an agreed upon market recognized third-party source), which determination shall be conclusive absent manifest error. Without limiting the generality of the foregoing, Seller acknowledges that the Market Value of a Purchased Mortgage Loan or Purchased Agency Security may be reduced to zero by Administrative Agent if:

(i)       a breach of a representation, warranty or covenant made by Seller in this Agreement (including, without limitation, any representation, warranty or covenant made on a Schedule or Exhibit including, without limitation, Schedule 1) with respect to such Purchased Mortgage Loan or Purchased Agency Security (if applicable) has occurred and is continuing;

(ii)       such Purchased Mortgage Loan is or becomes a Sub-Performing Mortgage Loan;

(iii)       such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement for a period in excess of ten (10) days for a servicing-related issue or twenty (20) days if provided under a bailee letter;

(iv)       such Purchased Mortgage Loan has been subject to a Transaction hereunder for a period of greater than the Maximum Transaction Duration identified on the Addendum for such Purchased Mortgage Loan or such Purchased Agency Security has been subject to a Transaction hereunder for a period greater than the Maximum Transaction Duration identified on the Addendum for Purchased Agency Securities (if applicable); provided, however, that in no event shall a Purchased Mortgage Loan or Purchased Agency Security be subject to a Transaction for greater than 364 days;

(v)       such Purchased Mortgage Loan is a Wet-Ink Mortgage Loan for which the Mortgage File has not been delivered to the Custodian on or prior to the Wet-Ink Collateral Document Receipt Date after the related Purchase Date;

(vi)       such Purchased Mortgage Loan is no longer acceptable for purchase by a Takeout Investor, or a Takeout Investor conditions the purchase of such Purchased Mortgage Loan and, in each case, in Administrative Agent’s sole determination, such ineligibility or conditions demonstrate an impairment of the marketability of such Purchased Mortgage Loan, or, if such Purchased Mortgage Loan has not been offered to a Takeout Investor, Administrative Agent determines that there is a flaw in such Purchased Mortgage Loan which materially impacts the marketability of such Purchased Mortgage Loan; provided, that, in the case of a Purchased Mortgage Loan that has not been offered to a Takeout Investor, if Administrative Agent determines that there is a flaw that materially impacts the marketability of such Purchased Mortgage Loan, Administrative Agent shall notify Seller of such flaw and allow the Seller two (2) Business Days to cure such flaw if, in Administrative Agent’s sole determination, allowing Seller time to cure such flaw does not materially impact Administrative Agent’s interests in, or marketability of, such Purchased Mortgage Loan;

(vii)       when the Purchase Price for a Purchased Mortgage Loan is added to other Purchased Mortgage Loans that are of the same type of Mortgage Loan, the aggregate Purchase Price of all such type of Purchased Mortgage Loans exceeds the applicable Sublimit for such type of Mortgage Loans;

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(viii)       when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Purchased Mortgage Loans exceeds the Maximum Aggregate Purchase Price;

(ix)       if applicable, when the Purchase Price for such Purchased Agency Security is added to other Purchased Agency Securities, the aggregate Purchase Price for all Purchased Agency Securities exceeds the Agency Security Sublimit;

(x)       when the Purchase Price for such Purchased Mortgage Loan or such Purchased Agency Security, as applicable, is added to other Purchased Assets, the Aggregate Purchase Price of all Purchased Assets exceeds the Maximum Aggregate Purchase Price; or

(xi)       such Purchased Agency Security is no longer acceptable for purchase by a Takeout Broker Dealer under any of the flow purchase or conduit programs for which Seller has been approved, or a Takeout Broker Dealer conditions the purchase of such Agency Security and, in each case, in Administrative Agent’s sole determination, such ineligibility or conditions demonstrate an impairment of the marketability of such Purchased Agency Security, or, if such Purchased Agency Security has not been offered to a Takeout Broker Dealer,  Administrative Agent determines that there is a flaw in such Purchased Agency Security which materially impacts the marketability of such Purchased Agency Security; provided, that, in the case of a Purchased Agency Security that has not been offered to a Takeout Broker Dealer, if Administrative Agent determines that there is a flaw that materially impacts the marketability of such Purchased Agency Security, Administrative Agent shall notify Seller of such flaw and allow the Seller two (2) Business Days to cure such flaw if, in Administrative Agent’s sole determination, allowing Seller time to cure such flaw does not materially impact Administrative Agent’s interests in, or marketability of, such Purchased Agency Security.

“Material Adverse Effect” shall mean a material adverse effect on (a) the property, business, operations, financial condition, prospects or credit quality of Seller, taken as a whole, (b) the ability of the Seller to perform its obligations under any of the Program Agreements to which it is party, (c) the validity or enforceability of any the Program Agreements, or (d) the rights and remedies of Administrative Agent under any of the Program Agreements, as determined in each case by the Administrative Agent in its sole discretion.

“Maximum Aggregate Purchase Price” means the amount set forth on the Addendum for such term.

“Maximum Financial Exposure” means the market value of all hedges less the sum of (i) the market value of all closed loans plus (ii) the market value of pipeline of unclosed loans, adjusted for pull through.

“Maximum Loan Amount” has the meaning set forth in the Addendum or such other amount as approved by the Buyer in its sole discretion.

“Maximum Transaction Duration” means the number of days that a Purchased Mortgage Loan or Purchased Agency Security can be subject to a Transaction as set forth on the Sublimit, Rate and Term Schedule of the Addendum.

“Mixed Use Property” means a property with both business and residential units, including all land, amenities and improvements, with individual residential units principally for lease to residential tenants occupying the same that satisfies the requirements of the Seller’s Underwriting Guidelines.

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“Monthly Payment” means the scheduled monthly payment of principal and/or interest on a Mortgage Loan.

“Monthly Waterfall Date” means the date identified in the Addendum.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Mortgage” means each mortgage, assignment of rents, security agreement and fixture filing, deed of trust, deed to secure debt, or similar instrument creating and evidencing a lien on real property and other property and rights incidental thereto.

“Mortgage File” means, with respect to a Mortgage Loan, the documents and instruments relating to such Mortgage Loan.

“Mortgage Interest Rate” means the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.

“Mortgage Interest Rate Cap” means, with respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

“Mortgage Loan” means any fixed or floating rate first mortgage lien on a Multi-family Property, Mixed Use Property or a Commercial Property approved by Administrative Agent in its sole discretion and which complies with the Additional Eligibility Criteria that is evidenced by a Mortgage Note and secured by a Mortgage provided, however, that such mortgage loan will only be considered a “Mortgage Loan” for the purposes of this Agreement if such mortgage loan is of the type listed on the Sublimit, Rate and Term Schedule of the Addendum under the heading “Mortgage Loans” which may include the following types of mortgage loans: Multi-Family/Mixed Use Mortgage Loan or Commercial Mortgage Loan. If a type of mortgage loan is not listed in the Sublimit, Rate and Term Schedule of the Addendum, such types of mortgage loans shall not be purchased by the Administrative Agent hereunder and the sublimit, pricing and purchase price categories shall be inapplicable.

“Mortgage Loan Schedule” means with respect to any Transaction as of any date, a mortgage loan schedule in the form of a computer tape or other electronic medium generated by Seller and delivered to Administrative Agent and Custodian, which provides information relating to the Purchased Mortgage Loans in a format acceptable to Administrative Agent.

“Mortgage Note” means the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property” means the real property (and with respect to any Cooperative Mortgage Loan, the Cooperative Unit) securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor” means the obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan” means any employee benefit plan (within the meaning of Section 3(3) of ERISA) that is a multiemployer plan as defined in Section 3(37) of ERISA to which the Seller or any of its ERISA Affiliates makes or is obligated to make contributions or to which the Seller or any of its ERISA Affiliates within the last six (6) preceding plan years has made or been obligated to make contributions.

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“Multi-Family Property” means a property with two or more family residential units, including all land, amenities and improvements, with individual units principally for lease to residential tenants occupying the same that satisfies the requirements of the Seller’s Underwriting Guidelines.

“Multi-Family/Mixed Use Mortgage Loan” means a first lien Mortgage Loan on a Multi-Family Property or Mixed Use Property originated in accordance with the Seller’s Underwriting Guidelines.

“Negative Amortization” means the portion of interest accrued at the Mortgage Interest Rate in any month which exceeds the Monthly Payment on the related Mortgage Loan for such month and which, pursuant to the terms of the Mortgage Note, is added to the principal balance of the Mortgage Loan.

“Net Operating Income” means, with respect to Seller, pre-tax net income from continuing operations for the applicable period then being measured, determined in accordance with GAAP, but i) including cash income earned but deferred per GAAP reporting and ii) excluding depreciation, amortization, changes in fair value of mortgage servicing rights, gains and losses associated with hedging transactions in respect of mortgage servicing rights, extraordinary items, cumulative effects of changes in accounting principles and impairment of intangible assets.

“Net Worth” means, with respect to any Person, an amount equal to, on a consolidated basis, such Person’s stockholder equity, or, if applicable, value of membership or partnership interests, or similar calculations (all determined in accordance with GAAP).

“NRSRO” has the meaning set forth in the Addendum.

“Obligations” means (a) all of Seller’s indebtedness, obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Repurchase Date, and other obligations and liabilities, to Administrative Agent and Buyers, its Affiliates or Custodian arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any sums paid by Administrative Agent, Buyer or Administrative Agent on behalf of Buyer in order to preserve any Purchased Assets or any interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Assets, or of any exercise by Administrative Agent or Buyer of its rights under the Program Agreements, including, without limitation, attorneys’ fees and disbursements and court costs; and (d) all of Seller’s indemnity obligations to Administrative Agent, Buyer and Custodian pursuant to the Program Agreements.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Officer’s Compliance Certificate” means a certificate of a Responsible Officer of Seller in the form of Exhibit A hereto.

“Parent Entity” means, if applicable, the Person or Persons set forth on the Addendum for such term.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

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“Person” means an individual, partnership (general, limited or otherwise), corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA that is subject to Title IV of ERISA other than a Multiemployer Plan to which the Seller or any of its ERISA Affiliates makes or is obligated to make contributions or to which the Seller or any of its ERISA Affiliates within the last six (6) preceding plan years has made or been obligated to make contributions.

“Post Default Rate Margin” means the lesser of (a) the percentage set forth on the Addendum for such term and (b) the maximum rate permitted by applicable law.

“Price Differential” means with respect to any Transaction as of any date of determination, an amount equal to the product of (A) the Pricing Rate for such Transaction and (B) the Purchase Price for such Transaction, calculated daily on the basis of a three hundred sixty (360) day year for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date.

“Pricing Rate” means a rate per annum equal to the sum of (x) the greater of (A) the Index Floor and (B) the per annum rate equal to the Benchmark plus (y) the applicable Loan Margin for such Purchased Mortgage Loan.). The Pricing Rate shall be reset on the first (1st) Business Day of each week that a Purchased Mortgage Loan is subject to a Transaction.

“Principal Payments” means for any Purchased Asset, all payments and prepayments of principal received and applied as principal toward the Purchase Price for such Purchased Asset, including insurance and condemnation proceeds and recoveries from liquidation or foreclosure.

“Processing Agent” shall mean each such Person so designated pursuant to Section 14(jj) hereof.

“Professional Liability Insurance Policy” means, if applicable, a professional liability insurance policy to be maintained by the Seller pursuant to Section 14(e) hereof.

“Program Agreements” means, collectively, the Servicing Agreement, if any, the Custodial Agreement, this Agreement, the Collection Account Control Agreement, the Seller’s Clearing Account Control Agreement, the Reserve Account Control Agreement and any other agreements entered into in connection herewith between the Administrative Agent and the Seller.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Date” means, with respect to each Transaction, the date on which Purchased Mortgage Loans or Purchased Agency Securities, if applicable, are sold by Seller to the Administrative Agent hereunder.

“Purchase Price” means, (x) in the case of any Purchased Mortgage Loan, (a) as of the Purchase Date for such Purchased Mortgage Loan, an amount equal to the lesser of the amount requested by the Seller or the product of the Purchase Price Percentage for such Purchased Mortgage Loan times the least of (i) the Market Value of such Purchased Mortgage Loan, (ii) the unpaid principal balance of such Purchased Mortgage Loan, (iii) the amount set forth on the Takeout Commitment with respect to such Purchased Mortgage Loan, or (iv) the Seller’s Acquisition Price, and (b) as of any other date, the amount calculated on the Purchase Date in the preceding clause (a), (i) reduced by any amount of Margin Deficit transferred by Seller to Administrative Agent pursuant to Section 6 and applied to the Purchase Price of such Purchased Mortgage Loan, (ii) reduced by any Principal Payments remitted to the Collection Account and which were applied to the Purchase Price of such Purchased Mortgage Loan by Administrative Agent pursuant to clause first of Section 7(b) and (iii) reduced by any payments made by Seller in reduction of the outstanding Purchase Price, in each case before or as of such determination date with respect to such Purchased Mortgage Loan, and (y) in the case of any Purchased Agency Security, the Agency Security Purchase Price.

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“Purchase Price Percentage” means, the maximum allowable percentage determined by Administrative Agent for a Purchased Mortgage Loan or Purchased Agency Security, as applicable, in accordance with the Sublimit, Rate and Term Schedule of the Addendum.  The Purchase Price Percentage may be reduced to zero for any Mortgage Loan that becomes an ineligible Mortgage Loan.

“Purchased Assets” means the Purchased Mortgage Loans, the Records, and all related Servicing Rights, the Program Agreements (to the extent such Program Agreements and Seller’s right thereunder relate to the Purchased Mortgage Loans), any interest in Mortgaged Property relating to the Purchased Mortgage Loans, all insurance policies and insurance proceeds relating to any Purchased Mortgage Loan or the related Mortgaged Property, including, but not limited to, any payments or proceeds under any related primary insurance, hazard insurance, Income, all amounts in the Collection Account, all amounts in the Seller’s Clearing Account and the Reserve Account, and any account to which such amount is deposited, Interest Rate Protection Agreements, accounts (including any interest of Seller in escrow accounts, including trust accounts for tenant improvements) and any other contract rights, instruments, accounts, payments, rights to payment (including payments of interest or finance charges) general intangibles and other assets relating to the Purchased Assets (including, without limitation, any other accounts) or any interest in the Purchased Assets, and any proceeds (including the related securitization proceeds) and distributions with respect to any of the foregoing and any other property, rights, title or interests as are specified on a Transaction Request and/or Trust Receipt, in all instances, whether now owned or hereafter acquired, now existing or hereafter created.

“Purchased Mortgage Loans” means the collective reference to Mortgage Loans sold by Seller to Administrative Agent in a Transaction hereunder, listed on the related Mortgage Loan Schedule attached to the related Transaction Request, which such Mortgage Loans the Custodian has been instructed to hold pursuant to the Custodial Agreement.

“Qualified Originator” means an originator of Mortgage Loans which is acceptable under the Underwriting Guidelines.

“Quick Ratio” means Liquidity divided by the sum of: total net current liabilities minus current outstanding warehouse lines minus borrower escrow liability on any mortgage loans owned or serviced by the Seller.

“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller, Servicer or any other person or entity with respect to a Purchased Mortgage Loan and/or Purchased Agency Security. Records shall include the Mortgage Notes, any Mortgages, the Mortgage Files, the credit files related to the Purchased Mortgage Loan, the Purchased Agency Security and any other instruments necessary to document or service a Mortgage Loan.

“Remittance Report” means a report containing servicing payment information, with respect to the Purchased Mortgage Loans serviced by Seller or any Servicer for the immediately prior month or months (or any portion thereof), as applicable, including, without limitation, those fields acceptable to Administrative Agent, on a loan-by-loan basis and in the aggregate.

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“Reporting Date” means the fifth (5th) day of each month or, if such day is not a Business Day, the next succeeding Business Day or such other time period set forth in the Addendum for such term.

“Reporting Period” means the 30th day after the end of each calendar month or such other time period set forth in the Addendum for such term.

“Repurchase Date” means, with respect to a Purchased Asset, the date occurring on the earliest of (i) the Termination Date, (ii) the date determined by application of Section 15 hereof, (iii) any date set forth in the Addendum, (iv) any other date communicated in writing by Administrative Agent to Seller in connection with the funding of a Transaction, (v) the date a Mortgage Loan pursuant to a Transaction ceases to be an Eligible Mortgage Loan, (vi) the date determined pursuant to Section 4 hereof, (vii) any other date communicated by Administrative Agent to Seller in connection with a Margin Deficit as set forth in Section 6(b) hereof, (viii) any date when Administrative Agent determines the Market Value of a Purchased Asset to be zero, or (ix) the Early Termination Date.

“Repurchase Price” means the price at which Purchased Assets are to be transferred from Administrative Agent for the benefit of Buyers to Seller upon termination of a Transaction, on the Repurchase Date or at any other time specified in this Agreement, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price for such Purchased Assets and the accrued but unpaid Price Differential as of the date of such determination and any fees and expenses charged by the Administrative Agent and Buyer and payable by the Seller as set forth on the Addendum and any custodial fees as set forth on the Addendum with respect to such Purchased Assets and all other fees and expenses incurred by the Administrative Agent and Buyer.

“Required Insurance Amount” means the amount set forth on the Addendum for such term.

“Required Insurance Policy” means any Fidelity Insurance Policy, Errors and Omissions Insurance Policy, Professional Liability Insurance Policy or any other insurance policy that may be required by Administrative Agent, in each case, as set forth in the Addendum.

“Requirements of Law” means, with respect to any Person, all Governing Documents and existing and future laws, treaties, rules, regulations, statutes, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority, judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Account” means an account established at Signature Bank or one of its Affiliates, in the name of the Person set forth on the Addendum and subject to a Reserve Account Control Agreement with Administrative Agent which shall at all times contain a balance at least equal to the Reserve Account Threshold, as such amount may be adjusted from time to time by Administrative Agent in its sole discretion, and subject to set off by Administrative Agent with respect to any Obligations.

“Reserve Account Control Agreement” means a blocked account agreement providing the Administrative Agent with control at all times over the Reserve Account.

“Reserve Account Threshold” means the amount set forth on the Addendum for such term.

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“Responsible Officer” means as to any Person, the chief executive officer, president, general partner, managing member, non-member manager, or, with respect to financial matters, the chief financial officer of such Person, or if such positions do not exist, any such similar positions.

“S&P” means Standard and Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, which is a part of McGraw Hill Financial, Inc., or any successor thereto.

“Sanction” or “Sanctions” means individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and Anti-Terrorism Laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Treasury Department Office of Foreign Assets Control (OFAC), the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom, or (e) any other governmental authorities with jurisdiction over the Seller or their Affiliates.

“Sanctioned Target” means any individual, entity, group, sector, territory, or country that is the target of any Sanctions, including without limitation, any legal entity that is deemed to be a target of Sanctions based on the direct or indirect ownership or control of such entity by any other Sanctioned Target(s).

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Second Lien Mortgage Loan” means a Mortgage Loan that is subject to a senior first lien on the related Mortgaged Property.

“Section 11 Certificate” has the meaning set forth in Section 11 hereof.

“Seller” has the meaning set forth on the Addendum.

“Seller’s Operating Account” means an account identified on the Addendum and established in the name of Seller into which Administrative Agent will remit funds in accordance with Section 8 hereof.

“Seller’s Acquisition Price” means the price that the Seller paid a third party for a Mortgage Loan in the event that the Seller did not originate such Mortgage Loan.

“Seller’s Clearing Account” means an account identified on the Addendum and established at Signature Bank or one of its Affiliates, in the name of Seller and subject to a Seller’s Clearing Account Control Agreement with Administrative Agent or another insured financial institution, into which certain amounts shall be deposited or withdrawn, which shall at all times contain a balance at least equal to the Seller’s Clearing Account Threshold, as such amount may be adjusted from time to time by Administrative Agent in its sole discretion, and subject to set off by Administrative Agent with respect to any Obligations.

“Seller’s Clearing Account Control Agreement” means a blocked account agreement providing the Administrative Agent with control at all times over the Seller’s Clearing Account.

“Seller’s Clearing Account Threshold” means the amount set forth on the Addendum for such term; if no such amount is specified on the Addendum then such amount is zero.

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“Servicer” means any servicer approved by Administrative Agent in its sole discretion to service Purchased Mortgage Loans on behalf of Administrative Agent, which may be Seller or such other third party as set forth on the Addendum that has executed a Servicing Agreement.

“Servicing Agreement” means a separate written agreement with a third party servicer to service the Purchased Mortgage Loans.

“Servicing Rights” means contractual, possessory or other rights of the Seller or any third party servicer to administer or service the Purchased Mortgage Loans, including, without limitation, the right to collect Monthly Payments.

“Settlement Account” means one or more accounts established at Signature Bank or one of its Affiliates, by and in the name of the Administrative Agent, into which (i) all Income shall be deposited or transferred from the Collection Account; (ii) the Takeout Investor remits funds pursuant to the Takeout Commitment; and (iii) the Takeout Broker Dealer remits funds pursuant to the Agency Security Purchase Commitment.

“Shipment Order” means an electronically transmitted request for shipment of Collateral Documents, substantially in the form attached to the Custodial Agreement.

“Sublimit” means the limit for the applicable Mortgage Loan type set forth in the Sublimit, Rate and Term Schedule of the Addendum. For a Purchased Mortgage Loan that is a Wet-Ink Mortgage Loan, such Mortgage Loan shall be subject to both the Sublimit for a Wet-Ink Mortgage Loan and the Sublimit applicable to such Mortgage Loan type.

“Sublimit, Rate and Term Schedule” means Schedule 3 of the Addendum.

“Subordinated Debt” means, Indebtedness of Seller which (i) is unsecured, (ii) no part of the principal of such Indebtedness is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date which is one year following the Termination Date, (iii) the payment of the principal of and interest on such Indebtedness and other obligations of Seller in respect of such Indebtedness are subordinated to the prior payment in full of the principal of and interest (including post-petition obligations) on the Transactions and all other obligations and liabilities of Seller to Administrative Agent hereunder, (iv) is not encumbered in any manner, (v) does not impose any duties on the Administrative Agent and (vi) all other terms or conditions are acceptable to Administrative Agent. Administrative Agent must specifically approve any Subordinated Debt for purposes of inclusion in any impacted Financial Covenants.

“Sub-Performing Mortgage Loan” means a mortgage loan that is or has been more than thirty (30) days contractually past due.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

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“Takeout Broker Dealer” means any broker dealer pre-approved in writing by Administrative Agent, in its sole discretion, to purchase mortgage backed securities from Seller and who issues an Agency Security Purchase Commitment relating to an Agency Security. Takeout Broker Dealers may be approved in an electronic communication sent by Administrative Agent to Seller.

“Takeout Commitment” means (i) a written commitment, in form and substance satisfactory to Administrative Agent, issued in favor of Seller by a Takeout Investor pursuant to which such Takeout Investor commits to purchase one or more Mortgage Loans or (ii) trade confirmations or similar written commitments issued in favor of Seller by a Takeout Investor pursuant to which such Takeout Investor commits to purchase mortgage secured notes, commercial mortgage pass-through certificates or other similar instruments representing an interest in one or more Mortgage Loans, in each case in form and substance satisfactory to the Administrative Agent.

“Takeout Investor” means any investor pre-approved in writing by Administrative Agent, in its sole discretion, to purchase Mortgage Loans from Seller and who issues a Takeout Commitment, or other such commitment and/or purchase confirmation as required by Administrative Agent.

“Takeout Investor Purchase Confirmation” means with respect to any Purchased Mortgage Loan, a confirmation in a form acceptable to Administrative Agent.

“Termination Date” means the earlier of (i) the date set forth on the Addendum, (ii) the last day of the Amortization Period, (iii) in the case of an Event of Default pursuant to Section 15(d) hereunder, the date immediately upon which such Event of Default has occurred, (iv) in the case of any other Event of Default, the date determined by application of Section 16 hereof and (v) the Early Termination Date.

“Test Period” means any calendar quarter, or as otherwise set forth in the Addendum, following the Effective Date.

“Total Expenses” means a Seller’s total expenses (excluding depreciation, amortization, warehouse line interest, loan officer commissions, broker commissions, direct loan costs provided by Seller to Administrative Agent as approved and determined by Administrative Agent in its discretion, tax payments made, extraordinary, non-recurring items, and non-cash adjustments, which include, but are not limited to, changes to capitalized mortgage servicing rights and changes to loan loss reserve) as set forth on the financial statements submitted for the related Reporting Period.

“Transaction” has the meaning set forth in Section 1 hereof.

“Transaction Request” means a request from Seller to Administrative Agent to enter into a Transaction, submitted through Administrative Agent’s on-line warehouse loan system.

“Transmittal Letter” means a letter describing a Purchased Mortgage Loan delivered or to be delivered to the Custodian hereunder, in the form attached to the Custodial Agreement.

“Trust Receipt” means, with respect to any Transaction as of any date, a receipt and certification in the form attached as an exhibit to the Custodial Agreement.

“UCC” means the Uniform Commercial Code as in effect on the Effective Date in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

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“Underwriting Approval” means with respect to any Mortgage Loan, a written approval, in form and substance satisfactory to Administrative Agent representing the credit underwriting of such Mortgage Loan, issued by the Seller.

“Underwriting Guidelines” means the standards, procedures and guidelines of the Seller for underwriting and acquiring Mortgage Loans, as approved by the Administrative Agent in its sole discretion, which are set forth in the written policies and procedures of the Seller.

“Unrestricted Cash” means cash that is not controlled by or subject to any lien or other preferential arrangement in favor of any creditor.

“US Treasury Security” means a negotiable debt obligation issued by the U.S. government for a specific amount and maturity, with any related income being exempt from state and local tax income tax.

“Wet-Ink Collateral Document Receipt Date” means the date that the Custodian receives the Mortgage File for a Wet-Ink Mortgage Loan and the Administrative Agent has reviewed and approved such Mortgage File in its sole discretion, which shall in no event be later than the date set forth on the Addendum.

“Wet-Ink Mortgage Loan” means a mortgage loan originated by the Seller or such other originator approved by the Buyer with respect to a particular mortgage loan for which the Trust Receipt has not been issued and the Administrative Agent has not reviewed and approved the related Mortgage File in its sole discretion as of the related Purchase Date.

“Wholesale Mortgage Loan” means a mortgage loan which was submitted to Seller by a mortgage broker who is not an employee of Seller, but for which Seller’s funds were used as the Mortgage Loan proceeds at the closing, and for which Seller appears as the lender on the Mortgage Note.

a.       Headings are for convenience only and do not affect interpretation. The singular includes the plural and conversely. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to a Section, Subsection, Paragraph, Subparagraph, Clause, Addendum, Annex, Schedule or Exhibit is, unless otherwise specified, a reference to a Section, Subsection, Paragraph, Subparagraph or Clause of, or Addendum, Annex, Schedule or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof. The word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” The words “will” and “shall” have the same meaning and effect. A reference to day or days without further qualification means calendar days. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made in accordance with GAAP, without duplication of amounts, and on a consolidated basis with all Subsidiaries. If at any time any change in GAAP would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Program Agreement, Seller and Administrative Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant shall continue to be computed in accordance with the application of GAAP prior to such change and (ii) Seller shall provide to Administrative Agent a written reconciliation in form and substance reasonably satisfactory to Administrative Agent, between calculations of such covenant made before and after giving effect to such change in GAAP.

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3.	Program; Initiation of Transactions

a.       From time to time, in the sole discretion of Administrative Agent for the benefit of Buyer, (i) Administrative Agent on behalf of Buyer may purchase from Seller all right, title and interest in and to certain Eligible Mortgage Loans (including, without limitation, the Servicing Rights) that have been either originated by Seller or, if approved by Administrative Agent on behalf of Buyer, purchased by Seller from other originators, and (ii) Administrative Agent on behalf of Buyer may purchase from Seller all right, title and interest in and to certain Agency Securities (if applicable). The Mortgage Loans shall be sold on a servicing-released basis. This Agreement is not a commitment by Administrative Agent to enter into Transactions with Seller but rather sets forth the procedures to be used in connection with periodic requests for Administrative Agent to enter into Transactions with Seller. Seller hereby acknowledges that Administrative Agent is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement. All Purchased Mortgage Loans shall exceed or meet the Underwriting Guidelines as of the Effective Date as amended as set forth herein, and shall be serviced by Servicer on the behalf of Administrative Agent. The Aggregate Purchase Price shall not exceed the Maximum Aggregate Purchase Price.

b.       With respect to each Transaction, Seller shall provide notice of a proposed Transaction by submitting a request in the form of a Mortgage Loan Schedule with accompanying loan documentation as required by the Administrative Agent. Following receipt of such request, Administrative Agent may enter into such requested Transaction or may notify Seller of its intention not to enter into such Transaction for any reason. In the event the Mortgage Loan Schedule provided by Seller contains erroneous computer data, is not formatted properly or the computer fields are otherwise improperly aligned, Administrative Agent shall provide written or electronic notice to Seller describing such error and Seller may either (a) give Administrative Agent written or electronic authority to correct the computer data, reformat the Mortgage Loans or properly align the computer fields or (b) correct the computer data, reformat or properly align the computer fields itself and resubmit the Mortgage Loan Schedule as required herein.

In the event that the Seller gives Administrative Agent authority to correct the computer data, reformat the Mortgage Loan Schedule or properly align the computer fields. The Seller shall hold Administrative Agent harmless for such correction, reformatting or realigning, as applicable, except as otherwise expressly provided herein.

In the event that Seller requires the return of any Collateral Documents, upon its execution of a release pursuant to the terms of the Custodial Agreement, the Administrative Agent may authorize the Custodian to deliver any Collateral Documents to the Seller for correction. The Seller shall be fully liable for any failure or delay in the return or handling of any documents delivered to the Seller in accordance with the terms of such release.

c.       Upon the satisfaction of the applicable conditions precedent set forth in Section 9 hereof, all of Seller’s right, title and interest in the Purchased Assets shall pass to Administrative Agent on the Purchase Date, subject to the transfer of the Purchase Price to Seller or through the transfer of the Purchase Price to an Authorized Funds Recipient. In the event that Seller requests that the Administrative Agent remit by wire transfer an amount in excess of the Purchase Price in connection with the purchase of any Purchased Assets, such excess amount shall be remitted from the Seller’s Clearing Account to the Administrative Agent, provided that such remittance does not leave the Seller’s Clearing Account with less than the Seller’s Clearing Account Threshold. Upon transfer of the Purchased Assets to Administrative Agent as set forth in this Section 3 and until termination of any related Transactions as set forth in Sections 4 or 16 of this Agreement, ownership of each Purchased Asset, including each document in the related Mortgage File and Records, is vested in Administrative Agent; provided that, prior to the recordation by the Custodian as provided for in the Custodial Agreement, record title in the name of Seller to each Purchased Mortgage Loan shall be retained by Seller in trust, for the benefit of Administrative Agent, for the sole purpose of facilitating the servicing and the supervision of the servicing of the Purchased Mortgage Loans.

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d.       With respect to each Wet-Ink Mortgage Loan, by no later than 12:00 noon (New York City time) on the Wet-Ink Collateral Document Receipt Date following the applicable Purchase Date, Seller shall deliver or cause the related Authorized Funds Recipient to deliver to the Custodian the remaining documents in the Mortgage File.

e.       Administrative Agent, in its sole discretion, may trigger the Amortization Period. As of the first day of the Amortization Period Seller and Administrative Agent will no longer enter into any new Transactions hereunder. Approved Transactions will be funded provided that the Approved Transactions fund within 5 business days of the first date of the Amortization Period and provided that the Approved Transaction remains eligible for funding under all limitations of this Agreement and Addendum. Transactions that are outstanding as of the first day of the Amortization Period and funded within 5 business days of the first day of the Amortization Period may remain outstanding until the related Repurchase Date.

f.       Seller may, at any time prior to a Default or an Event of Default hereunder, trigger the Amortization Period by delivering a written notice to Administrative Agent that Seller desires to terminate this Agreement sixty (60) days from the date such written notice is received by Administrative Agent (such date, the “Early Termination Date”). The first day of the related Amortization Period will be the date that Administrative Agent receives such written notice from Seller and as of such date Administrative Agent will no longer enter into any new Transactions hereunder nor fund any existing Approved Transactions hereunder. In the event that Seller elects to trigger the Amortization Period pursuant to this Section 3(f), the Repurchase Date for every Transaction outstanding as of the Early Termination Date shall be deemed to have occurred as of such date.

4.	Repurchase

a.       Seller shall repurchase each Purchased Asset from Administrative Agent on the applicable Repurchase Date at the Repurchase Price for such Purchased Asset. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Asset (but liquidation or foreclosure proceeds received by Administrative Agent shall be applied to reduce the Repurchase Price for such Purchased Asset on each Repurchase Date except as otherwise provided herein). Seller is obligated to repurchase and take physical possession of the Purchased Assets from Administrative Agent or its designee (including the Custodian) at Seller’s expense one Business Day after the related Repurchase Date. Provided that no Default shall have occurred and is continuing, Seller may elect to repurchase any Purchased Asset at any time by providing the necessary documentation to identify the Purchased Assets, Repurchase Date and Repurchase Price to be remitted for each Purchased Mortgage Loan .

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b.       Provided that no Default shall have occurred and is continuing, and Administrative Agent has received the related Repurchase Price upon repurchase of the Purchased Assets, Administrative Agent and Buyer agrees to release their respective ownership interests hereunder in the Purchased Assets. With respect to payments in full by the related Mortgagor of a Purchased Mortgage Loan, Seller agrees to (i) immediately provide Administrative Agent with a copy of a report from the related Servicer indicating that such Purchased Mortgage Loan has been paid in full, and (ii) remit to Administrative Agent, within two (2) Business Days, the Repurchase Price with respect to such Purchased Mortgage Loans. Administrative Agent and Buyer agrees to release their respective ownership interest in Purchased Mortgage Loans which have been prepaid in full after receipt of evidence of compliance with clauses (i) and (ii) of the immediately preceding sentence.

5.	Price Differential

Notwithstanding that Buyer and Seller intend that the Transactions hereunder be a sale to Buyer of the Purchased Assets, Seller shall pay to Buyer the accrued value of the Price Differential on each Monthly Waterfall Date.

6.	Margin Maintenance

a.       If on any date, and at Administrative Agent’s discretion, the product of either (A) the lesser of (i) the current Market Value of a Purchased Asset, or (ii) the unpaid principal balance underlying any individual Purchased Asset, times the current Purchase Price Percentage for such Purchased Asset, or (B) the current Market Value of all Purchased Assets times the current Purchase Price Percentage for all Purchased Assets, is less than the then current Purchase Price with respect to such Purchased Asset(s) as of such date (such deficit, a “Margin Deficit”), Administrative Agent may provide notice to Seller (as such notice is more particularly set forth below and in Sections 6(b) and 6(c) below, a “Margin Call”) of such Margin Deficit.

b.       Upon the issuance of a Margin Call Seller shall (i) transfer cash to Administrative Agent to satisfy the Margin Deficit, or (ii) repurchase the affected Purchased Assets at the Repurchase Price thereof. If Seller has not satisfied the Margin Deficit within the Margin Deadline (as more particularly set forth in Section 6(c)), then Administrative Agent may, in its sole and absolute discretion, either (i) notify Seller that Administrative Agent is exercising its rights to sell the affected Purchased Assets as more particularly set forth in Section 6(e) below or (ii) exercise its remedies under Section 15 hereof. In connection with exercising remedies pursuant to this Section 6(b), Administrative Agent shall apply funds received in connection with a Margin Call in such manner as Administrative Agent determines to eliminate the Margin Deficit. If Administrative Agent exercises its rights to sell the related Purchased Assets as set forth in Section 6(e) and the proceeds of such sale are insufficient to satisfy the Margin Deficit, Administrative Agent may in its discretion require Seller to transfer cash to Administrative Agent to eliminate such remaining Margin Deficit. Once a Margin Deficit has been eliminated, the related Margin Call shall have been satisfied.

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c.       A Margin Call may be given by any written or electronic means. Notice given before 5:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Deficit satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day or such later time as may be communicated by Administrative Agent to Seller in its sole discretion; (the foregoing time requirements for satisfying a Margin Deficit, the “Margin Deadline”). The failure of Administrative Agent, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Administrative Agent to do so at a later date. Seller and Administrative Agent each agree that a failure or delay by Administrative Agent to exercise its rights hereunder shall not limit or waive Administrative Agent’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

d.       In the event that a Margin Deficit exists or any other funds are due and payable to Administrative Agent, Administrative Agent may (i) retain any funds received by it to which the Seller would otherwise be entitled hereunder or exercise control over any funds in the Seller’s Clearing Account and remit such funds to the Settlement Account, which funds shall be held and applied by Administrative Agent against such Margin Deficit, and (ii) apply any excess funds after application against such Margin Deficit against amounts due and owing, or any shortfall with respect to any Purchased Asset. Notwithstanding the foregoing, the Administrative Agent retains the right, in its discretion, to make a Margin Call in accordance with the provisions of this Section 6.

e.       If Administrative Agent elects to exercise its rights set forth in Section 6(b) above to sell the affected Purchased Assets, Administrative Agent shall have the right to sell the affected Purchased Mortgage Loans (including, without limitation, the Servicing Rights) or Purchased Agency Securities (if applicable). Such disposition of a Purchased Mortgage Loan may be, at Administrative Agent’s option, on either a servicing-released or a servicing-retained basis. Administrative Agent shall not be required to give any warranties as to the Purchased Mortgage Loans or the Purchased Agency Securities (if applicable) with respect to any such disposition thereof. Administrative Agent may specifically disclaim or modify any warranties of title or the like relating to the Purchased Mortgage Loans or the Purchased Agency Securities (if applicable). The foregoing procedure for disposition of the Purchased Mortgage Loan or the Purchased Agency Security shall not be considered to adversely affect the commercial reasonableness of any sale thereof. Seller agrees that it would be commercially reasonable for Administrative Agent to dispose of the Purchased Mortgage Loan or Purchased Agency Security or any portion thereof by using internet sites that provide for the auction of assets similar to the Purchased Mortgage Loan or the Purchased Agency Security, or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Administrative Agent shall be entitled to place the Purchased Mortgage Loans in a pool for issuance of mortgage-backed securities at the then-prevailing price for such securities and to sell such securities for such prevailing price in the open market. Administrative Agent shall also be entitled to sell any or all of such Purchased Mortgage Loans individually for the then-prevailing price. For the avoidance of doubt, Purchased Assets sold pursuant to this Section 6 shall be valued as of the date of any such sale and not as of the date on which Administrative Agent gives notice to Seller of the related Margin Deficit.

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7.	Income Payments

a.       If Income is paid in respect of any Purchased Asset during the term of a Transaction, such Income shall be the property of Administrative Agent. Such Income (other than any Income relating to prepayments of principal in full, or any voluntary partial prepayments, which shall be paid in accordance with Section 7(d) below) shall be deposited in the Collection Account by either the Seller or Servicer in accordance with Section 12(c). All deposits contained in the Collection Account (other than any Income relating to prepayments of principal in full, or any voluntary partial prepayments, which shall be paid in accordance with Section 7(d) below) will be transferred to the Settlement Account on the Monthly Waterfall Date in accordance with Section 12(c) by the Servicer or at any other time the Administrative Agent directs such a transfer in its discretion.

b.       Prior to (i) the existence of an Event of Default, and (ii) the Termination Date, Administrative Agent shall apply amounts received in the Settlement Account or otherwise relating to the Purchased Assets, including those payments contemplated in Section 6, 7(d) and 7(a) above, on the Monthly Waterfall Date as follows:

First, to Administrative Agent for the payment of the outstanding Price Differential with respect to all Purchased Assets then due and owing by Seller under this Agreement;

Second, to Administrative Agent for the payment of related costs and expenses and any other amounts then due and owing under this Agreement (including, without limitation, any unpaid or outstanding fees), including reasonable fees and expenses of Buyer’s agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of Buyer in connection therewith;

Third, to Administrative Agent to reduce the outstanding Purchase Price for all Purchased Assets by an amount sufficient to eliminate any outstanding Margin Deficit and Seller’s obligation to satisfy such Margin Deficit (without limiting Seller’s obligation to satisfy such Margin Deficit in a timely manner as required by Section 6 to the extent not otherwise satisfied);

Fourth, to the Reserve Account or Seller’s Clearing Account in an amount sufficient to maintain the Reserve Account Required Balance or Seller’s Clearing Account Required Balance, as applicable;

Fifth, upon the occurrence and continuation of an Event of Default or the Termination Date, to Buyer to reduce the outstanding Purchase Price for all Purchased Mortgage Loans;

Sixth, without duplication of payments made under clauses Second or Third above, to Buyer for the payment of any other amounts then due and owing by Seller to Buyer under any other instrument or agreement, in accordance with Section 25; and

Seventh, to the Seller’s Operating Account, any remainder.

c.       For the avoidance of doubt, in the event that (i) an Event of Default has occurred and is continuing, ii) the start of the Amortization Period or (iii) the Termination Date has occurred, notwithstanding Section 7(b) “Seventh” above or any other provision set forth herein, Administrative Agent shall distribute to Seller its share of Income received with respect to each Purchased Asset only after all Obligations under this Agreement including, any related costs and expenses owed under the Program Agreements, including reasonable compensation to Administrative Agent’s agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of Administrative Agent in connection therewith, have been paid in full. After all Obligations under this Agreement have been paid in full, Administrative Agent shall distribute to Seller any remaining Income.

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d.       Within two (2) Business Days after the receipt of any prepayment of principal in full with respect to a Purchased Mortgage Loan, Seller shall, or shall cause Servicer to, remit such amount to the Settlement Account. Any partial prepayments with respect to a Purchased Mortgage Loan may be voluntarily remitted by the Seller or Servicer, as applicable, to the Settlement Account. Upon receipt and reporting identifying the applicable Purchased Mortgage Loan, Administrative Agent shall apply any such amounts to reduce the Repurchase Price that would be due upon termination of the related Transaction from the Settlement Account.

e.       Seller shall, or shall cause Servicer to, within two (2) Business Days of the receipt by Seller or Servicer of any Income, deposit such Income into the Collection Account; provided that for the purposes of this Section 7(e) receipt by Seller or Servicer of any such payment shall be deemed to have occurred only upon the dates which the relevant funds clear the applicable account of Seller or Servicer and are available to transfer to the Administrative Agent. Failure by Seller or Servicer to comply with the foregoing covenant shall be an immediate Event of Default.

f.       Notwithstanding anything to the contrary set forth herein, to the extent that any Income (excluding principal prepayments in full) is not deposited in the Collection Account, upon notice by Administrative Agent to Seller, Seller shall immediately remit to the Settlement Account all such Income received by Servicer or Seller in respect of the Purchased Assets.

g.       On or prior to each Monthly Waterfall Date, Buyer will provide Seller notice if there are insufficient proceeds after application of the priority of payments to pay the applicable Facility Monthly Payment. To the extent that there are insufficient proceeds remitted to the Settlement Account to satisfy the Facility Monthly Payment, Seller shall pay Buyer any amounts in respect of the Facility Monthly Payment (or any shortfall) on each Monthly Waterfall Date within one (1) Business Day of receipt of notice, including any amounts necessary to maintain the Reserve Account Threshold or Seller’s Clearing Account Threshold, as applicable.

8.	Payment and Transfer

Unless otherwise mutually agreed in writing, all transfers of funds to be made by the Seller, the Takeout Investor or Takeout Broker Dealer hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent at the Settlement Account or such other account as Administrative Agent shall specify to Seller, Takeout Investor or Takeout Broker Dealer in writing. All Purchased Assets shall be evidenced by a Takeout Investor Purchase Confirmation. Any Repurchase Price received by Administrative Agent in the Settlement Account after 3:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day. From time to time, the Seller may request in writing that a wire transfer be made from the Seller’s Clearing Account and Administrative Agent may approve such request (provided that the Seller’s Clearing Account Threshold is maintained and there are sufficient funds remaining to satisfy any other amounts that are currently due and payable under this Agreement). Upon approval of such a request, the Administrative Agent will remit funds to Seller’s Operating Account.

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9.	Conditions Precedent

a.       Initial Transaction. As conditions precedent to the initial Transaction, Administrative Agent shall have received on or before the day of such initial Transaction the following, in form and substance satisfactory to Administrative Agent and duly executed by Seller where applicable and each other party thereto:

(1)       Program Agreements. The Program Agreements

(2)        duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver, which shall be duly executed and delivered by the parties thereto and shall be in full force and effect, free of any modification, breach or waiver within thirty (30) days of the Effective Date.

(3)       Security Interest. Evidence that all other actions necessary or, in the opinion of Administrative Agent, desirable to perfect and protect Administrative Agent’s and Buyer’s interest in the Purchased Mortgage Loans, Purchased Agency Securities (if applicable) and other Purchased Assets have been taken, including, without limitation, duly authorized and filed UCC financing statements on Form UCC 1.

(4)       Governing Documents. A certificate of a Responsible Officer of Seller substantially in the form of Exhibit B hereto, attaching certified copies of Seller’s Governing Documents and corporate or other resolutions approving the Program Agreements and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Agreements.

(5)       Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization of Seller, dated as of no earlier than the date which is thirty (30) days prior to the Effective Date with respect to the initial Transaction hereunder.

(6)       Incumbency Certificate. An incumbency certificate of the corporate secretary, general partner or other similar person of Seller, substantially in the form of Exhibit E hereto, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements.

(7)       Underwriting Guidelines. A true, correct and complete copy of the Underwriting Guidelines of the Seller as of the Effective Date.

(8)       Legal Opinion. If requested by Administrative Agent, Seller shall provide a legal opinion in form and substance acceptable to Administrative Agent.

(9)       Fees. Payment of any fees due to Administrative Agent and Buyer hereunder.

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(10)       Reserved.

(11)       Collection Account. Evidence that the Collection Account has been established by the Seller or the Servicer, and the fully executed Collection Account Control Agreement.

(12)       Settlement Account. The Settlement Account has been established by Administrative Agent.

(13)       Seller’s Clearing Account. Evidence that the Seller’s Clearing Account has been established by the Seller and contains at least the Seller’s Clearing Account Threshold, and the fully executed Seller’s Clearing Account Control Agreement.

(14)       Reserve Account. Evidence that the Reserve Account has been established, per the terms of the Addendum, and contains at least the Reserve Account Threshold, and the fully executed Reserve Account Control Agreement.

(15)       Due Diligence Review. Administrative Agent and Buyer shall have completed, to its satisfaction, its due diligence review of Seller and the Servicer.

(16)       Anti-Corruption and Anti-Money Laundering. Administrative Agent and Buyer has completed to its satisfaction such due diligence (including, Administrative Agent’s “Know Your Customer”, Anti-Corruption Laws, Sanctions and Anti-Money Laundering Laws diligence) and modeling as Administrative Agent may require.

(17)       Trust Account for Tenant Improvements. Evidence that an escrow account has been established to hold funds related to Purchased Mortgage Loans that are designated to be used for tenant improvements.

b.       All Transactions. Administrative Agent will not enter into a Transaction unless all of the following conditions precedent are satisfied:

(1)       Due Diligence Review. Without limiting the generality of Section 35 hereof, Administrative Agent shall have completed, to its satisfaction, its due diligence review of the related Purchased Mortgage Loans and Purchased Agency Securities (if applicable).

(2)       Required Documents. With respect to each Purchased Mortgage Loan that is not a Wet-Ink Mortgage Loan, the Mortgage File has been delivered to the Custodian in accordance with the requirements of the related Custodial Agreement.

(3)       Transaction Documents. Administrative Agent or its designee shall have received, within the timeframe agreed to by the Administrative Agent, the following, in form and substance satisfactory to Administrative Agent and (if applicable) duly executed:

(a)       A Transaction Request and an Underwriting Approval, and, as applicable, either (i) a Takeout Commitment or an Interest Rate Protection Agreement (which may be delivered up to 90 days after the related Purchase Date) or (ii) an Agency Security Purchase Commitment.

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(b)       The related Mortgage Loan Schedule, and the Trust Receipt.

(c)       Any other documents required to be delivered by the Administrative Agent based on the transaction type.

(d)       Such certificates, opinions of counsel or other documents as Administrative Agent may reasonably request.

(4)       No Default. No Default shall have occurred and be continuing;

(5)       Requirements of Law. Neither Administrative Agent nor Buyer shall have determined that the introduction of or a change in any Requirements of Law or in the interpretation or administration of any Requirements of Law applicable to Administrative Agent or Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Administrative Agent or Buyer to enter into the Transactions contemplated by this Agreement.

(6)       Representations and Warranties. Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties (excluding, the representations and warranties set forth on Schedule 1, which shall result in a Margin Call or repurchase in the event of a breach) made by Seller in each Program Agreement shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(7)       [Reserved].

(8)       Material Adverse Change. None of the following shall have occurred and/or be continuing:

(a)       there shall have occurred a material adverse change in the financial condition of Administrative Agent which causes, or would be likely to cause, a material adverse effect on the ability of the Administrative Agent to fund its obligations under this Agreement, including, but not limited to, Administrative Agent’s corporate bond rating, if applicable, as calculated by a NRSRO has been lowered or downgraded to a rating below investment grade by such NRSRO.

(b)       an event or events shall have occurred in the good faith determination of Administrative Agent resulting in: (i) the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in Administrative Agent not being able to finance Purchased Mortgage Loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or event; or (ii) the effective absence of a “whole loan market”, “securities market” for securities backed by mortgage loans or an event or events shall have occurred, resulting in Administrative Agent not being able to sell whole loans or securities backed by mortgage loans at prices which would have been reasonable prior to such event or event.

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(9)       Reserved.

(10)       Seller’s Clearing Account. Evidence that the Seller’s Clearing Account contains at least the Seller’s Clearing Account Threshold.

(11)       Reserve Account. Evidence that the Reserve Account, established pursuant to the terms of the Addendum, contains at least the Reserve Account Threshold.

c.       The failure of Seller to satisfy any of the conditions precedent in this Section 9 with respect to any Transaction or Purchased Asset shall, unless such failure was waived in writing by Administrative Agent on or before the related Purchase Date, give rise to the right of Administrative Agent at any time to rescind the related Transaction, whereupon Seller shall immediately pay to Administrative Agent the Repurchase Price of such Purchased Asset.

10.	Program; Costs

a.       Seller shall reimburse Administrative Agent and Buyer for any of Administrative Agent’s and Buyer’s reasonable out of pocket costs, including due diligence review costs and reasonable attorney’s fees, incurred by Administrative Agent and Buyer in determining the acceptability to Administrative Agent and Buyer of any Mortgage Loans or incurred in connection with entering into, amending or modifying the Program Agreements. Seller shall also pay, or reimburse Administrative Agent or Buyer if Administrative Agent or Buyer shall pay, any termination fee, which may be due any Servicer. Seller shall pay the fees and expenses of Administrative Agent’s and Buyer’s counsel in connection with the Program Agreements. Seller shall pay or reimburse Administrative Agent and Buyer for any transfer costs associated with the appointment of a successor Custodian. Further, Seller shall pay, or reimburse Custodian for, any shipping costs incurred by Custodian upon delivery of an invoice following the delivery by Custodian of Mortgage Files relating to the Purchased Mortgage Loans. Legal fees for any subsequent amendments to this Agreement or related documents shall be borne by Seller. Seller shall pay ongoing custodial and bank fees and any other fees and expenses as set forth on the Addendum, and any other ongoing fees and expenses under any other Program Agreements. Any of the foregoing fees shall be invoiced and delivered to the Seller and must be paid by the due date. If there is no due date specified on the invoice, the invoice amount is due within thirty (30) days. Any late payments, other than those directly related to a Mortgage Loan or Agency Security, shall accrue interest at rate equal to the Accounts Receivable Rate. Any late payments directly related to a Mortgage Loan shall accrue interest at the then applicable Loan Margin, or any late payments directly related to an Agency Security shall accrue interest at a rate equal to the then applicable Agency Security Margin.

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b.       If Buyer determines that, due to the introduction of, any change in, or the compliance by Buyer with the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be an increase in the cost to Buyer in engaging in the present or any future Transactions, then Seller agrees to pay to Administrative Agent for the benefit of such Buyer from time to time, upon demand by Administrative Agent or Buyer the actual cost of additional amounts as specified by Buyer to compensate Buyer for such increased costs.

c.       With respect to any Transaction, Administrative Agent and Buyer may conclusively rely upon, and shall incur no liability to Seller in acting upon, any request or other communication that Administrative Agent and Buyer reasonably believe to have been given or made by a person authorized to enter into a Transaction on Seller’s behalf, whether or not such person is listed on the certificate delivered pursuant to Section 9(a)(6) hereof. In each such case, Seller hereby waives the right to dispute Administrative Agent’s and Buyer’s record of the terms of the Takeout Investor Purchase Confirmation, request or other communication.

d.       Notwithstanding the assignment of the Collateral Documents and any other agreements that relate to Mortgage Loans with respect to each Purchased Asset to Administrative Agent for the benefit of Buyer, Seller agrees and covenants with Administrative Agent and Buyer to enforce diligently Seller’s rights and remedies set forth in the Program Agreements.

e.       Any payments made by Seller under the Program Agreements shall be free and clear of, and without deduction or withholding for, any taxes; provided, however, that if such payer shall be required by law to deduct or withhold any taxes from any sums payable hereunder, then such payer shall (A) make such deductions or withholdings and pay such amounts to the relevant authority in accordance with applicable law, (B) pay to Administrative Agent the sum that would have been payable had such deduction or withholding not been made, and (C) at the time Price Differential is paid, pay to Administrative Agent all additional amounts as specified by Administrative Agent to preserve the after-tax yield Administrative Agent would have received if such tax had not been imposed, and otherwise indemnify Administrative Agent and Buyer for any such taxes imposed (and, costs and expenses, if any, related thereto).

11.	Tax Forms

For purposes of this Section 11 the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code. The Administrative Agent (including for avoidance of doubt any assignee, successor or participant) shall deliver or cause to be delivered to Seller the following properly completed and duly executed copies of documents of the Buyer:

a.       in the case of a Buyer that is not a United States person for U.S. federal income tax purposes that is entitled to provide such form, a complete and executed copy of (x) U.S. Internal Revenue Form W-8BEN or W-8BEN-E in which Buyer claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or

b.       in the case of an individual, (x) a complete and executed copy of U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit G (a “Section 11 Certificate”) or (y) a complete and executed copy of U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or

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c.       in the case of a Buyer that is organized under the laws of the United States, any State thereof, or the District of Columbia, a complete and executed copy of U.S. Internal Revenue Service Form W-9 (or any successor forms thereto), including all appropriate attachments; or

d.       in the case of a Buyer that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed copy of U.S. Internal Revenue Service Form W-8BEN-E (or any successor forms thereto) and a Section 11 Certificate; or

e.       in the case of a Buyer that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x)(i) a complete and executed copy of U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) a Section 11 Certificate, and (y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, “beneficial owners”), the documents that would be provided by each such beneficial owner pursuant to this section if such beneficial owner were Buyer, provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Buyer is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (v) are otherwise determined to be unnecessary, all such determinations under this clause (v) to be made in the sole discretion of Seller, provided, however, that Buyer shall be provided an opportunity to establish such compliance as reasonable; or

f.       in the case of a Buyer that is disregarded for U.S. federal income tax purposes, the document that would be provided by its sole beneficial owner pursuant to this Section if such beneficial owner were Buyer;

g.       in the case of a Buyer that (A) is not a United States person and (B) is acting in the capacity as an “intermediary” (as defined in U.S. Treasury Regulations), (x)(i) a complete and executed copy of U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) a Section 11 Certificate, and (y) if the intermediary is a “non-qualified intermediary” (as defined in U.S. Treasury Regulations), from each person upon whose behalf the “non-qualified intermediary” is acting the documents that would be provided by each such person pursuant to this Section if each such person were Buyer;

h.       in the case of a Buyer that is a United States person under the Code, to the extent it is legally entitled to do so (and it is not legally inadvisable or otherwise commercially disadvantageous for such Buyer to deliver such form or documentation), on or prior to the date on which such Buyer becomes a Buyer under this Agreement (and from time to time thereafter upon the reasonable request of Seller) executed copies (in such number of copies as shall be requested by Buyer) of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Seller to determine the withholding or deduction required to be made.

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12.	Servicing

a.       Seller, on Administrative Agent’s and Buyer’s behalf, shall contract with Servicer to, or if Seller is the Servicer, Seller shall, interim service the Mortgage Loans consistent with the degree of skill and care that Seller customarily requires with respect to similar Mortgage Loans owned or managed by it and in accordance with Accepted Servicing Practices. The Servicer shall (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses and approvals necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Administrative Agent or Buyer in any Mortgage Loans or any payment thereunder.

b.       Seller shall, or shall cause the Servicer to, hold or cause to be held all escrow funds collected by Servicer with respect to any Purchased Mortgage Loans in segregated trust accounts, separate and apart from any of Seller’s corporate funds, and shall apply the same for the purposes for which such funds were collected.

c.       Seller shall cause the Servicer to deposit all Income, excluding any prepayments in full and partial prepayments as set forth in Section 7(d), received by Servicer on the Purchased Assets in the Collection Account no later than the second (2nd) Business Day following receipt thereof. Any such amounts deposited in the Collection Account shall be remitted to the Settlement Account on a monthly basis, on the Monthly Waterfall Date, and on any other day Administrative Agent directs such a transfer in its discretion.

d.       Reserved.

e.       The Administrative Agent shall have the right to immediately terminate the Servicer’s right to service the Purchased Mortgage Loans under the Servicing Agreement without payment of any penalty or termination fee. Seller and the Servicer shall cooperate in transferring the servicing and all Records of the Purchased Mortgage Loans to a successor servicer appointed by Administrative Agent in its discretion.

f.       If Seller should discover that, for any reason whatsoever, Seller or any entity responsible to Seller for managing or servicing any such Purchased Mortgage Loan has failed to perform fully Seller’s obligations under the Program Agreements or any of the obligations of such entities with respect to the Purchased Mortgage Loans, Seller shall promptly notify Administrative Agent and promptly remedy any non-compliance.

g.       The Servicer’s rights and obligations to interim service the Purchased Mortgage Loans shall terminate on the twentieth (20th) day of each calendar month (and if such day is not a Business Day, the next succeeding Business Day), unless otherwise directed in writing by the Administrative Agent prior to such date. For purposes of this provision, notice provided by electronic mail shall constitute written notice. For the avoidance of doubt, this Subsection 12(g) shall no longer apply to any Purchased Mortgage Loan that is repurchased in full by Seller in accordance with the provisions of this Agreement and therefore is no longer subject to a Transaction. Upon termination, the Servicer shall transfer servicing, including, without limitation, delivery of all servicing files to the designee of the Administrative Agent. The Servicer’s delivery of servicing files shall be in accordance with Accepted Servicing Practices. The Seller and Servicer shall have no right to select a subservicer or successor servicer. After the servicing terminates and until the servicing transfer date, the Servicer shall service the Purchased Mortgage Loans in accordance with the terms of this Agreement and for the benefit of the Administrative Agent and the Buyer.

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h.       If Seller at any time uses or intends to use, as applicable, an independent third party subservicer to fulfill its obligations as Servicer hereunder, Seller shall, prior to the related Purchase Date or servicing transfer date, as applicable, (i) provide Administrative Agent with the related Servicing Agreement pursuant to which such subservicer shall service such Mortgage Loans, which Servicing Agreement shall be acceptable to Administrative Agent in all respects, (ii) obtain Administrative Agent’s prior written consent to the use of such subservicer in the performance of such servicing duties and obligations, which consent may be withheld in Administrative Agent’s sole discretion and (iii) provide Administrative Agent with a fully executed servicer side letter with respect to such subservicer. In no event shall Seller’s use of a subservicer relieve Seller of its obligations hereunder, and Seller shall remain liable under this Agreement as if Seller were servicing such Mortgage Loans directly.

i.       Seller hereby agrees and acknowledges, and shall cause any third-party subservicer to agree and acknowledge, that each of Administrative Agent, Buyer or their designees shall have the right to conduct examinations and audits of the Servicer with respect to the servicing of the Purchased Mortgage Loans. Administrative Agent shall also have the right to obtain copies of all Records and files of the Servicer relating to the Purchased Assets, including all documents relating to the Purchased Mortgage Loans and the servicing thereof.

13.	Representations and Warranties

a.       Seller represents and warrants to Administrative Agent and Buyer as of the Effective Date and at all times thereafter:

(1)       Due Organization and Qualification. Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction under whose laws it is organized. Seller is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals necessary for the conduct of its business as currently conducted and the performance of its obligations under the Program Agreements except where any failure to obtain such a license, permit, charter, registration or approval would not cause or be likely to cause a Material Adverse Effect or impair the enforceability of any Purchased Asset.

(2)       Power and Authority. Seller has all necessary power and authority to conduct its business as currently conducted, to execute, deliver and perform its obligations under the Program Agreements, any electronic transmissions contemplated hereunder, and to consummate the Transactions.

(3)       Due Authorization. The execution, delivery and performance of the Program Agreements, any electronic transmissions contemplated hereunder, by Seller have been duly authorized by all necessary action and do not require any additional approvals or consents or other action by or any notice to or filing with any Person other than any that have heretofore been obtained, given or made.

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(4)       Non-contravention. None of the execution and delivery of the Program Agreements, any electronic transmissions contemplated hereunder, by Seller or the consummation of the Transactions and transactions thereunder:

(a)       conflicts with, breaches or violates any provision of the Governing Documents or material agreements of Seller or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to Seller or its properties;

(b)       constitutes a material default by Seller under any loan or repurchase agreement, mortgage, indenture or other agreement or instrument to which Seller is a party or by which it or any of its properties is or may be bound or affected; or

(c)       results in or requires the creation of any lien upon or in respect of any of the assets of Seller except the lien relating to the Program Agreements.

(5)       Legal Proceeding. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator affecting any of the Purchased Assets, Seller or any of its Affiliates, pending or threatened, which, if decided adversely, would have a Material Adverse Effect.

(6)       Valid and Binding Obligations. Each of the Program Agreements, and any electronic transmissions contemplated hereunder, to which Seller is a party, when executed and delivered by Seller, will constitute the legal, valid and binding obligations of Seller, enforceable against Seller, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(7)       Financial Statements. The financial statements of Seller, copies of which have been furnished to Administrative Agent, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of Seller as of the dates and for the periods indicated and (iii) have been prepared in accordance with GAAP consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent financial statements, there has been no event or circumstance that would be likely to cause a Material Adverse Effect with respect to Seller. Except as disclosed in such financial statements, Seller is not subject to any contingent liabilities or commitments (including, but not limited to, any potential or current repurchase demands, any potential or current indemnification claims or notice of any actual or potential fines or penalty fees) that, individually or in the aggregate, have a possibility of causing a Material Adverse Effect with respect to Seller.

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(8)       Accuracy of Information. Neither this Agreement nor any of the documents or information prepared by or on behalf of Seller and provided by Seller to Administrative Agent or Buyer contain any statement of a material fact with respect to Seller or the Transactions that was untrue or misleading in any material respect when made. Since Seller’s initial discussions with Administrative Agent regarding the terms of this Agreement and the furnishing of such documents or information, there has been no change, nor any development or event involving a prospective change known to Seller, that would (i) render any of the Program Agreements, such documents or information untrue or misleading in any material respect or (ii) adversely affect the property, business, operations or conditions (financial or otherwise) of Seller.

(9)       No Consents. No consent, license, approval or authorization from, or registration, filing or declaration with, any Governmental Authority, nor any consent, approval, waiver or notification of any creditor, lessor or other non-governmental person, is required in connection with the execution, delivery and performance or consummation by Seller of this Agreement or any other Program Agreements, other than any that have heretofore been obtained, given or made.

(10)       Compliance With Law, Etc. Seller has complied in all respects with all Requirements of Law and orders of any Governmental Authority. None of Seller nor any of its Affiliates (i) is in violation of any Sanctions or (ii) is a Sanctioned Target. The proceeds of any Transaction have not been and will not be used, directly or indirectly, to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Target or otherwise in violation of Sanctions, Anti-Corruptions Laws or Anti-Money Laundering Laws.

(11)       Solvency; Fraudulent Conveyance. Seller is solvent and will not be rendered insolvent by any Transaction and, after giving effect to each such Transaction, Seller will not be left with an unreasonably small amount of capital with which to engage in its business. Seller does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Seller and, if applicable, the Parent Entity, the Manager, the General Partner or the Limited Partner, is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Seller or any of its assets. The amount of consideration being received by Seller upon the sale of the Purchased Assets to Administrative Agent on behalf of Buyer constitutes reasonably equivalent value and fair consideration for such Purchased Assets. Seller is not transferring any Purchased Assets with any intent to hinder, delay or defraud any of its creditors.

(12)       Investment Company Act Compliance. Seller is not required to be registered as an “investment company” as defined under the Investment Company Act nor as an entity under the control of an “investment company” as defined under the Investment Company Act.

(13)       Taxes. Seller has filed all federal and state tax returns which are required to be filed and paid all taxes (including, without limitation, any applicable franchise taxes), including any assessments received by it, to the extent that such taxes have become due (other than for taxes that are being contested in good faith or for which it has established adequate reserves). Any taxes, fees and other governmental charges payable by Seller, or which otherwise have become due, in connection with a Transaction and the execution and delivery of the Program Agreements have been paid.

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(14)       Additional Representations. With respect to each Purchased Asset, Seller hereby makes all of the applicable representations and warranties set forth in Schedule 1 hereto as of the related Purchase Date and continuously while such Purchased Asset is subject to a Transaction. Further, as of each Purchase Date, Seller shall be deemed to have represented and warranted in like manner that Seller has no knowledge that any such representation or warranty may have ceased to be true in a material respect as of such date, except as otherwise stated in a transaction notice, any such exception to identify the applicable representation or warranty and specify in reasonable detail the related knowledge of Seller.

(15)       No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Administrative Agent and Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement; provided, that if Seller has dealt with any broker, investment banker, agent, or other person, except for Administrative Agent or Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement, such commission or compensation shall have been paid in full by Seller.

(16)       Hedging. Seller has entered into hedge or swap agreements pursuant to its customary hedging procedures and in accordance with Seller’s policies and procedures.

(17)       Takeout Commitment. If required by Administrative Agent prior to entering into a Transaction, Seller has entered into the required Takeout Commitment for each Purchased Mortgage Loan. If not required by Administrative Agent prior to entering into a Transaction, Seller shall enter into a Takeout Commitment with a Takeout Investor for each Purchased Mortgage Loan upon Administrative Agent’s request. Such Takeout Commitment shall be in full force and effect and fully enforceable against such Takeout Investor.

(18)       Regulation U. Seller is not engaged principally, or as one of its major activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Transactions hereunder will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

(19)       ERISA. Each employee benefit plan as defined in Section 3(3) of ERISA sponsored or maintained by Seller or any ERISA Affiliate or with respect to which Seller or any ERISA Affiliate has any liability, contingent or otherwise, is in material compliance with all applicable provisions of ERISA and the Code except as would not reasonably be expected to cause a Material Adverse Effect. Neither Seller nor any ERISA Affiliate has engaged in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. No ERISA Event has occurred and no condition exists which presents a material risk to Seller or any Affiliate of Seller incurring a liability, fine or penalty with respect to or on account of any Plan or Multiemployer Plan pursuant to Title IV of ERISA except to the extent any such condition would not reasonably be expected to result in a Material Adverse Effect.

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(20)       Other Approvals. Seller is licensed as required in the state in which the related Mortgaged Property is located (to the extent such state has licensing requirements), with the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Purchased Mortgage Loans, and no event has occurred, including but not limited to a change in insurance coverage, any notice of any fines, penalty charges or other regulatory action, which would make Seller unable to comply with relevant state licensing requirements which would require notification the related state regulatory authority.

(21)       Subsidiaries, Affiliates, and Trade Names. Seller, and, if applicable, the Manager, the General Partner and Limited Partner, have no Subsidiaries, Affiliates or trade names other than those listed on the Addendum, or if a Subsidiary, Affiliate or trade name is established after the date of this Agreement, as provided to Administrative Agent in the immediately following Officer’s Compliance Certificate.

(22)       Other Credit Facilities and Debts. Seller is not an obligor under any master repurchase facilities or similar warehouse facilities that are not listed on the Addendum or on the schedule to the most recent Officer’s Compliance Certificate. Seller has notified its other lenders with respect to this Agreement, to the extent that such notification is necessary.

(23)       Title to Properties. Seller has good, valid insurable (in the case of real property) and marketable title to all of its properties and assets.

(24)       Additional Covenants and Conditions. All of the Additional Covenants and Conditions are true and correct at all times, and continue to be maintained as set forth in the Addendum.

(25)       Money Laundering Laws. The operations of the Seller are, and have been, conducted at all times in compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws. No litigation, regulatory or administrative proceedings of or before any court, tribunal or agency with respect to any Anti-Money Laundering Laws or Anti-Corruption Laws have been started or (to the best of its knowledge and belief) threatened against the Seller or to the knowledge of Seller, any of its Affiliates.

(26)       Sanctions. Neither the Seller nor its Affiliates (a) is a Sanctioned Target, (b) is controlled by or is acting on behalf of a Sanctioned Target, or (c) to the best knowledge of Seller, after due inquiry, is under investigation for an alleged breach of Sanctions by a governmental authority that enforces Sanctions.

b.       The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Assets to Administrative Agent and shall continue for so long as the Purchased Assets are subject to this Agreement.

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14.	Covenants

Seller covenants with Administrative Agent and Buyer that, at all times during the term of this facility:

a.       Litigation. Seller will promptly, and in any event within ten (10) Business Days after service of process on any of the following, give to Administrative Agent notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually in an amount greater than the Individual Claim Threshold or in an aggregate amount greater than the Aggregate Claim Threshold, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect. Seller will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

b.       Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(1)       The proceeds of any Transaction shall not be used, directly or indirectly, for any purpose which would breach any applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(2)       Seller shall (i) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; and (ii) maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(3)       The repurchase of any Purchased Asset or any other payment due to Administrative Agent or Buyer under this Agreement (or, if applicable, any other repurchase document) shall not be funded, directly or indirectly, with proceeds derived from a transaction that would be prohibited by Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions, or in any manner that would cause Seller or to the knowledge of Seller any of its Affiliates, to be in breach of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(4)       With respect to the Purchased Assets that were originated by Seller, Seller has conducted the customer identification and customer due diligence required in connection with the origination of each Purchased Asset for purposes of complying with all Anti-Money Laundering Laws and will maintain sufficient information to identify each such customer for purposes of such Anti-Money Laundering Laws.

c.       Compliance with Sanctions. The proceeds of any Transaction hereunder will not, directly or indirectly, be used to lend, contribute, or otherwise made available: to any Sanctioned Target or any Person (i) to fund any activities or business of or with a Sanctioned Target, or (ii) be used in any manner that would be prohibited by Sanctions or would otherwise cause Administrative Agent or Buyer to be in breach of any Sanctions. Seller shall comply with all applicable Sanctions, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. Seller shall notify the Administrative Agent in writing not more than three (3) Business Days after becoming aware of any breach of Section 15(b) or (c).

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d.       Servicer. Seller shall not cause the Purchased Mortgage Loans to be serviced by any servicer other than a servicer expressly approved in writing by Administrative Agent.

e.       Maintenance of Insurance. The Seller shall continue to maintain, for Seller and its Subsidiaries, with responsible companies, at its own expense, the Required Insurance Policy, in each case, in a form acceptable to Administrative Agent, with broad coverage on all officers, employees or other persons (if applicable, including, without limitation, employees or other person of the Manager or the General Partner who act on behalf of Seller in handling funds, money, documents or papers relating to the Purchased Assets) (“Seller Employees”) acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Purchased Assets, with respect to any claims made in connection with all or any portion of the Purchased Assets.  Any such Required Insurance Policy shall protect and insure the Seller against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Seller Employees, and such policies also shall protect and insure the Seller against losses in connection with the release or satisfaction of a Purchased Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 14(e) requiring such Required Insurance Policy shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such Required Insurance Policy shall be at least equal to the Required Insurance Amount as set forth on the Addendum.  Upon the request of the Administrative Agent, the Seller shall cause to be delivered to the Administrative Agent a certificate of insurance for such Required Insurance Policy and a statement from the insurer that such Required Insurance Policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Administrative Agent.  Seller shall provide Theft of Warehouse Lender’s Money or Collateral endorsement to the Special Mortgage Bankers Bond policy or Fidelity Insurance Policy.

f.       No Adverse Claims. Seller warrants and will defend, and shall cause any Servicer to defend, the right, title and interest of Administrative Agent and Buyer in and to all Purchased Assets against all Liens and any other adverse claims and demands.

g.       Assignment. Except as permitted herein, neither Seller nor any Servicer shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Assets or any interest therein, provided, that this Section 14(g) shall not prevent any transfer of Purchased Assets in accordance with the Program Agreements.

h.       Security Interest. Seller shall do all things necessary to preserve the Purchased Assets so that they remain subject to a first priority perfected security interest hereunder (or in the case of Second Lien Mortgage Loans, a second priority security interest, encumbered only by the first lien mortgage), unencumbered in any manner.

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i.       Records.

(1)       Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Mortgage Loans in accordance with industry custom and practice for assets similar to the Purchased Mortgage Loans and all such Records shall solely be in Seller’s, Custodian’s or Servicer’s possession, as applicable, unless Administrative Agent otherwise approves. Seller will not consent to or request any such papers, records or files that are an original or an only copy to leave Custodian’s possession, except for individual items removed in connection with servicing a specific Mortgage Loan, in which event Seller will obtain or cause to be obtained a receipt from a duly authorized individual of Custodian for any such paper, record or file. Seller or the Servicer of the Purchased Mortgage Loans will maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices for assets similar to the Purchased Mortgage Loans and preserve them against loss.

(2)       For so long as Administrative Agent or Buyer has an interest in or lien on any Purchased Mortgage Loan, Seller will hold or cause to be held all related Records in trust for Administrative Agent on behalf Buyer. Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Administrative Agent on behalf of Buyer granted hereby.

(3)       Upon reasonable advance notice from Custodian or Administrative Agent, Seller or Servicer, if such files are in the Servicer’s possession, shall (x) provide Administrative Agent, buyer or Custodian with a certified copy of all Records, (y) make any such Records available to Custodian, Administrative Agent or Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (z) permit Administrative Agent, Buyer or their authorized agents to discuss the affairs, finances and accounts of Seller with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants.

j.       Books. Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Assets to Administrative Agent for the benefit of Buyer.

k.       Approvals. Seller shall maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Agreements.

l.       Material Change in Business. Seller shall not liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets or make any material change in the nature of its business as carried on at the Effective Date. Seller shall not enter into any transaction of merger or consolidation or amalgamation without giving Administrative Agent notice of such transaction within two (2) Business Days of entering into such agreement.

m.       Underwriting Guidelines. In the event that Seller makes any amendment or modification to the Underwriting Guidelines after the Effective Date, Seller shall deliver to Administrative Agent a complete copy of the amended or modified Underwriting Guidelines at least ten (10) Business Days prior to the origination under such revised Underwriting Guidelines of any Mortgage Loan that is to become subject to a Transaction under this Agreement. Mortgage Loans originated under such revised Underwriting Guidelines shall not be eligible for Transactions under this Agreement unless such Underwriting Guidelines are approved in writing by Administrative Agent.

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n.       Distributions. If an Event of Default has occurred and is continuing or the payment of a distribution would cause, or would be likely to cause, a violation of a Financial Covenant herein, Seller shall not pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller.

o.       Existence. Seller shall preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises.

p.       Chief Executive Office; Jurisdiction of Organization. Seller shall not (i) move its chief executive office from the address referred to on the Addendum, (ii) change its jurisdiction of organization or (iii) cause or permit any change to be made in its name, organizational identification number, Governing Documents or structure, unless it shall have provided Administrative Agent thirty (30) days’ prior written notice of such change and Seller shall have first taken all action required by Administrative Agent for the purpose of perfecting or protecting the lien and security interest of Administrative Agent established hereunder.

q.        Transactions with Affiliates. Seller will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under the Program Agreements, (b) in the ordinary course of Seller’s business and (c) upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section 14(q) to any Affiliate.

r.       True and Correct Information. All information, reports, exhibits, schedules, financial statements (including, without limitation, any schedules) or certificates of Seller, any Affiliate or any of its officers furnished to Administrative Agent or Buyer hereunder and during Administrative Agent’s or Buyer’s diligence of Seller is and will be true and complete and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by Seller to Administrative Agent or Buyer pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.

s.       [Reserved.]

t.       No Pledge. Seller shall not pledge, transfer or convey any security interest in the Collection Account or the Seller’s Clearing Account to any Person without the express written consent of Administrative Agent.

u.       Taxes. Seller shall timely file all federal and state tax returns which are required to be filed and timely pay all taxes (including, without limitation, any applicable franchise taxes), including any assessments received by it, to the extent that such taxes have become due (other than for taxes that are being contested in good faith or for which it has established adequate reserves).

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v.       [Reserved.]

w.       [Reserved.]

x.       Seller’s Clearing Account and Reserve Account. The Seller’s Clearing Account Threshold and the Reserve Account Threshold, if a Reserve Account is required per the terms of the Addendum, shall be maintained at all times.

y.       [Reserved.]

z.       Documentation. Seller has performed the documentation procedures required by its operational guidelines with respect to endorsements and assignments, including the recordation of assignments, or has verified that such documentation procedures have been performed by a prior holder of such Purchased Mortgage Loan.

aa.     Compliance. Seller has observed or performed and shall continue to observe and perform in all material respects all of its covenants and other agreements, and Seller has satisfied every condition, contained in this Agreement and the other Program Agreements to be observed, performed and satisfied by it.

bb.     Regulatory Action. Neither Seller nor the Parent Entity has been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact Seller or the Parent Entity.

cc.     No Default. No Default or Event of Default has occurred or is continuing.

dd.     [Reserved.]

ee.     Hedging. Seller shall enter into or maintain an Interest Rate Protection Agreement for any Mortgage Loan that is subject to a transaction for ninety (90) days or more.

ff.      Notification. Seller will notify Administrative Agent (1) at least monthly on or before each Reporting Period of any repurchase requests or demands, insurance denials, indemnification requests it received, or is reasonably likely to receive, from its secondary market investors, including any Takeout Investors, or any Governmental Authority, and (2) immediately of any suspension notices or termination notices it received, or is reasonably likely to receive, from its secondary market investors, including any Takeout Investors, Takeout Broker Dealers, or any Governmental Authority.

gg.     Mortgage Loan Schedule. Each Mortgage Loan Schedule is true and correct in all respects; each of Custodian and Administrative Agent must be provided with notice of any changes thereto.

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hh.     Processing Agent. If so required by Administrative Agent, Seller shall retain and use the services of Persons experienced in the processing of transactions in the secondary mortgage market to facilitate the Transactions contemplated hereunder. Each Processing Agent shall be acceptable to Administrative Agent in its sole discretion.

ii.       Interim Funder. Seller shall ensure that Administrative Agent on behalf of Buyer will be named as the “interim funder” with MERS for each Purchased Mortgage Loan.

jj.      Partnership Change in Financial Relationship. If applicable, Seller shall promptly notify Administrative Agent if either the General Partner or the Seller obtain separate tax identification numbers and/or begin filing separate tax returns from the other.

kk.     Additional Covenants and Conditions. Seller shall comply with all the Additional Covenants and Conditions.

ll.       Key Personnel. There shall be no material change in the Key Personnel of Seller unless Administrative Agent receives adequate assurances from Seller within five (5) Business Days of such material change that such Key Personnel position will be filled or covered to the reasonable satisfaction of Administrative Agent and in a timeframe to the reasonable satisfaction of Administrative Agent, and Seller shall so fill or cover the position in such manner and timeframe.

mm.   Division of Limited Liability Company. Seller shall not effect a “Division” into two or more domestic limited liability companies pursuant to and in accordance with Section 18-217 of Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.

nn.    Indebtedness. No Indebtedness of Seller exists in an aggregate amount in excess of the Indebtedness Limit other than (i) any Indebtedness listed on Schedule 2 of the Addendum, (ii) any Indebtedness set forth on the schedule to the most recent Officer’s Compliance Certificate, (iii) any Indebtedness otherwise disclosed to Administrative Agent in writing within five (5) Business Days following the existence of such Indebtedness and (iv) usual and customary accounts payable for a mortgage and servicing company or any forward or other delayed delivery transaction arrangements involving mortgage backed securities with a Takeout Investor.

oo.    Maintenance of Profitability. Seller shall not permit, for any Test Period, Net Operating Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00.

pp.    Adjusted Tangible Net Worth Threshold. Seller shall maintain at all times an Adjusted Tangible Net Worth amount equal to or greater than the amount set forth on the Addendum for such term.

qq.   Indebtedness to Adjusted Tangible Net Worth Ratio. Seller shall maintain at all times a ratio of Indebtedness to Adjusted Tangible Net Worth equal to or less than the amount set forth on the Addendum.

rr.     Liquidity Threshold. Seller shall maintain at all times a Liquidity amount equal to or greater than the amount set forth on the Addendum for such term.

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ss.    Liquidity Overhead Coverage Ratio. Seller shall maintain at all times a Liquidity Overhead Coverage ratio equal to or greater than the amount set forth on the Addendum.

tt.    Maximum Financial Exposure. Seller shall maintain at all times a Maximum Financial Exposure amount equal to or less than the amount set forth on the Addendum for such term.

uu.    Quick Ratio. Seller shall maintain at all times a Quick Ratio in an amount equal to or greater than the amount set forth on the Addendum for such term.

vv.    Unrestricted Cash Threshold. Seller shall maintain at all times Unrestricted Cash in an amount equal to or greater than the amount set forth on the Addendum for such term.

15.	Events of Default

Each of the following, as determined by Administrative Agent in its sole discretion, shall constitute an “Event of Default” hereunder, each of which shall be and constitute a separate and independent event or act of default:

a.       Payment Failure. Failure of Seller to (i) make any payment of Price Differential or Repurchase Price or any other sum which has become due, on a Repurchase Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, any other warehouse and security agreement or any other document evidencing or securing Indebtedness of Seller to Administrative Agent, buyer or to any Affiliate of Administrative Agent or buyer, or (ii) cure any Margin Deficit when due pursuant to Section 6 hereof.

b.       Reserved.

c.       Cross Default. Seller or any of Seller’s Affiliates shall be in default under (A) any Indebtedness of Seller or of such Affiliate which default shall have occurred and be continuing and (1) involves the failure to pay a matured obligation, or (2) results in the acceleration of the maturity thereof, or (B) any other contract or obligation to which Seller or such Affiliate is a party which default shall have occurred and be continuing; provided, that it shall not be an Event of Default under this subsection 15(c) if such disputed amount or obligation is less than the Cross Default Threshold. Notwithstanding anything to the contrary in this subsection 15(c), Seller, or Seller’s Affiliates shall be in default under any Indebtedness or any other contract or obligation due to Administrative Agent, Buyer or any of their Affiliates which default shall have occurred and be continuing.

d.       Assignment. Assignment or attempted assignment by Seller of this Agreement or any rights hereunder without first obtaining the specific written consent of Administrative Agent, or the granting by Seller of any security interest, lien or other encumbrances on any Purchased Assets to any person other than Administrative Agent.

e.       Insolvency. An Act of Insolvency shall have occurred with respect to Seller or any Affiliate, or, if applicable, the Manager, the General Partner or Limited Partner.

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f.       Material Adverse Effect. Any Material Adverse Effect as determined by Administrative Agent in its sole good faith discretion, or any other condition shall exist which, in Administrative Agent’s sole good faith discretion, constitutes a material impairment of Seller’s ability to perform its obligations under this Agreement or any other Program Agreement or would be likely to cause a Material Adverse Effect.

g.       Reserved.

h.       Breach of Representation, Covenant or Obligation.

(1)       A breach by Seller of any of the representations, warranties, covenants or obligations set forth in Sections 13(a)(1), 13(a)(3), 13(a)(6), 13(a)(10), 13(a)(12), 13(a)(13), 13(a)(15), 13(a)(17), 13(a)(19), 13(a)(24), 14(g), 14(h), 14(l), 14(n), 14(o), 14(s), 14(v), 14(z), 14(ee), 14(ll), 14(nn) or 14(oo) of this Agreement.

(2)       A breach by Seller of any other representation, warranty, covenant or any other obligation set forth in this Agreement (and not otherwise specified in Sections 15(h)(1) or 15(h)(3)) or any other failure to perform under this Agreement, if such breach is not cured within five (5) Business Days (other than a breach of the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Market Value, the existence of a Margin Deficit, the obligation to repurchase such Mortgage Loan and the right of Administrative Agent to sell such Mortgage Loan as set forth in Section 6(e) hereof, unless (1) such party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made, or (2) any such representations and warranties have been determined by Administrative Agent in its discretion to be materially false or misleading on a regular basis, then such breach shall constitute an Event of Default for purposes of this Section 15(h)(2)), unless (i) such party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made, (ii) any such representations and warranties have been determined by Administrative Agent in its discretion to be materially false or misleading on a regular basis, or (iii) Administrative Agent, in its discretion, determines that such breach of a material representation, warranty or covenant materially and adversely affects (A) the condition (financial or otherwise) of such party, its Subsidiaries or Affiliates, or (B) Administrative Agent’s determination to enter into this Agreement or Transactions with such party, then such breach shall constitute an immediate Event of Default and Seller shall have no cure right hereunder.

(3)       A breach by Seller of any of the representations, warranties, covenants or obligations set forth in Sections 13(a)(9), 14(k), 14(q), 14(u), 14(cc), 14(jj) or 14(kk) of this Agreement if such breach is not cured within thirty (30) days.

i.       ERISA. (i) Seller or any ERISA Affiliate shall engage in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code involving any Plan or (ii) one or more ERISA Events shall occur or reasonably could be expected to occur; and, in the case of clauses (i) and (ii), such condition or event, together with all other conditions or events, if any, is reasonably expected to result in a Material Adverse Effect.

j.       Change in Control. The occurrence of a Change in Control, or any individuals determined to be Key Personnel, or, if applicable, the Manager, the General Partner or Limited Partner, in the sole discretion of the Administrative Agent cease to be the employees of the Seller, the Manager, the General Partner or the Limited Partner, as applicable without the prior written consent of the Administrative Agent not to be unreasonably withheld (but for the avoidance of doubt is subject to completion to Administrative Agent’s satisfaction of all applicable “know your customer” due diligence checks).

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k.       Failure to Transfer. Seller fails to transfer the Purchased Assets to Administrative Agent on the applicable Purchase Date (provided Administrative Agent has tendered the related Purchase Price).

l.       Judgment. A judgment or judgments for the payment of money in excess of the Judgment Threshold shall be rendered against the Seller or any of its Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, in each case within thirty (30) days from the date of entry thereof.

m.       Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller or an Affiliate thereof, or shall have taken any action to displace the management of Seller or an Affiliate thereof or to curtail its authority in the conduct of the business of Seller or an Affiliate thereof, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller or an Affiliate thereof as an issuer, buyer or a seller/servicer of Mortgage Loans or Agency Securities (if applicable), and such action provided for in this subparagraph (m) shall not have been discontinued or stayed within thirty (30) days.

n.       Inability to Perform. An officer of the Seller shall admit its inability to, or its intention not to, perform any of the Seller’s Obligations hereunder.

o.       Security Interest. In the event that this Agreement is recharacterized by a court of competent jurisdiction as a secured loan or similar financing, the Agreement shall for any reason cease to create a valid, first priority security interest in any material portion of the Purchased Mortgage Loans or other Purchased Assets purported to be covered hereby.

p.       Financial Statements. The Seller’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller as a “going concern” or a reference of similar import.

q.       Reserved.

r.       Material Adverse Effect Upon the Servicer. With respect to any Servicer to which a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of such Servicer has occurred, and any event, occurrence or circumstances that the Administrative Agent believes, in its reasonable discretion, causes or may cause imminent concern with respect to such Servicer’s ability, capacity and readiness to service the applicable Mortgage Loans in accordance with Accepted Servicing Practices or the underlying Servicing Agreement and Seller fails to (i) take immediate steps to remedy such situation to the satisfaction of Administrative Agent or (ii) transfer the servicing of such Purchased Mortgage Loans serviced by any such Servicer to a successor Servicer approved by Administrative Agent as soon as practicable and in no event later than sixty (60) days following the occurrence of such material adverse change or effect.

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An Event of Default shall be deemed to be continuing unless Administrative Agent expressly waives such Event of Default or acknowledges that such Event of Default has been subsequently cured by Seller, in each case, in writing.

16.	Remedies Upon Default

In the event that an Event of Default shall have occurred:

a.       Administrative Agent may, at its option, declare an Event of Default to have occurred hereunder (which option shall be deemed to have been exercised immediately and without any notice upon the occurrence of an Event of Default pursuant to Section 15(e)) and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). Administrative Agent shall give written notice to Seller of the exercise of such option as promptly as practicable; provided, however, that Administrative Agent shall not provide written notice upon the occurrence of an Event of Default pursuant to Section 15(d), which shall constitute an immediate Event of Default without any further action or notice by Administrative Agent. (For purposes of this provision, notice provided by electronic mail shall constitute written notice.)

b.       If Administrative Agent exercises or is deemed to have exercised the option referred to in paragraph (a) of this Section 16, (i) Seller’s obligations in such Transactions to repurchase all Purchased Assets, at the Repurchase Price therefor on the Repurchase Date determined in accordance with paragraph (a) of this Section 16, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by Administrative Agent, or, to the extent not yet transferred to the Collection Account, the Seller’s Clearing Account or the Reserve Account, remitted to Administrative Agent, and in any case applied, in Administrative Agent’s discretion, to the aggregate unpaid Repurchase Prices for all outstanding Transactions and any other amounts owing by Seller hereunder, (iii) Seller shall immediately comply with the further instructions of Administrative Agent with respect to holding or delivering any of the Mortgage Files relating to any Purchased Assets subject to such Transactions then in Seller’s possession or control; and (iv) the Agency Security Margin and the Loan Margin shall automatically be increased by the Post Default Rate Margin. In addition, Administrative Agent shall have the right to satisfy any Obligations with funds remaining in the Seller’s Clearing Account or the Reserve Account.

c.       Administrative Agent shall have the right to direct all Servicers then servicing any Purchased Mortgage Loans to remit all collections thereon to Administrative Agent to the extent that any such Servicer is not currently remitting to the Administrative Agent, and if any such payments are received by Seller, Seller shall not commingle the amounts received with other funds of Seller and shall promptly pay them over to Administrative Agent. Administrative Agent shall also have the right to terminate any one or all of the Servicers then servicing any Purchased Mortgage Loans with or without cause.

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d.       If Administrative Agent exercises or is deemed to have exercised the option referred to in paragraph (a) of this Section 16, Administrative Agent shall have the right to immediately sell and liquidate the Purchased Mortgage Loans (including, without limitation, the Servicing Rights), Purchased Agency Securities (if applicable) and all other Purchased Assets. Such disposition of Purchased Mortgage Loans may be, at Administrative Agent’s option, on either a servicing-released or a servicing-retained basis. Administrative Agent shall not be required to give any warranties as to the Purchased Mortgage Loans or Purchased Agency Securities (if applicable) with respect to any such disposition thereof. Administrative Agent may specifically disclaim or modify any warranties of title or the like relating to the Purchased Assets. The foregoing procedure for disposition and liquidation of the Purchased Assets shall not be considered to adversely affect the commercial reasonableness of any sale thereof. Seller agrees that it would be commercially reasonable for Administrative Agent to dispose of the Purchased Assets or any portion thereof by using Internet sites that provide for the auction of assets similar to such Purchased Assets, or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Administrative Agent shall be entitled to place the Purchased Mortgage Loans in a pool for issuance of mortgage-backed securities at the then-prevailing price for such securities and to sell such securities for such prevailing price in the open market. Administrative Agent shall also be entitled to sell any or all of such Purchased Mortgage Loans individually for the then-prevailing price. Administrative Agent shall also be entitled, in its discretion to elect, in lieu of selling all or a portion of such Purchased Assets, to give the Seller credit for such Purchased Assets in an amount equal to the then-current market value of such Purchased Assets (as determined by Administrative Agent (or an Affiliate thereof) in its discretion using methodology consistent with Administrative Agent’s determination with respect to similar portfolios) against the aggregate unpaid Repurchase Price and any other amounts owing by the Seller hereunder. Seller hereby expressly acknowledges and agrees that Administrative Agent’s market value pricing pursuant to this Section 16(d) is a “generally recognized source” as that phrase is used in Section 559 of the Bankruptcy Code. For the avoidance of doubt, the sale and liquidation of Purchased Assets pursuant to this Section 16(d), including Seller credit in lieu of sale, shall be valued as of the date of any such sale, liquidation or Seller credit and not on the date of an Event of Default or any other date.

e.       Upon the occurrence of one or more Events of Default, Administrative Agent may apply any proceeds from the liquidation of the Purchased Assets to the Repurchase Price hereunder and all other Obligations in the manner Administrative Agent deems appropriate in its sole discretion.

f.       Seller shall be liable to Administrative Agent for (i) the amount of all reasonable legal or other expenses (including, without limitation, all costs and expenses of Administrative Agent in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal and external counsel of Administrative Agent and Administrative Agent) incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

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g.       Seller shall be liable to Administrative Agent and Buyer for the Repurchase Price related to a Transaction, and, to the extent permitted by applicable law, Seller shall be liable to Administrative Agent and Buyer for interest on any other amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Administrative Agent’s rights hereunder. Interest on any sum payable by Seller under this paragraph (g) shall be at a rate equal to the Post Default Rate Margin or the Accounts Receivable Rate, as applicable.

h.       Administrative Agent shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law, including, without limitation, any equitable remedies.

i.       Administrative Agent may exercise one or more of the remedies available to Administrative Agent immediately upon the occurrence of an Event of Default and, except to the extent provided in paragraph (a) of this Section 16, at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement are cumulative and not exclusive of any other rights or remedies which Administrative Agent may have.

j.       Administrative Agent may enforce its rights and remedies hereunder without prior judicial process or hearing, and as permitted by law. Seller hereby expressly waives any defenses Seller might otherwise have to require Administrative Agent to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

k.       If Administrative Agent exercises or is deemed to have exercised the option referred to in paragraph (a) of this Section 16, Administrative Agent shall have the right to terminate this Agreement; provided, however, that no such termination shall affect Seller’s outstanding Obligations to Administrative Agent at the time of such termination, nor shall it affect the survivability of any provisions in this Agreement that, by their express terms, are intended to survive the termination of this Agreement or any of the other Program Agreements and the repayment in full of all outstanding Obligations

17.	Reports

a.       Notices. Seller shall furnish to Administrative Agent (i) immediately upon receipt, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, potential defaults or potential breaches, repurchase requests or indemnification requests); (ii) immediately upon distribution to Seller’s lenders, any material financial information that is not otherwise required to be provided by Seller hereunder which is given to Seller’s lenders, (iii) immediately, notice of the occurrence of any Event of Default hereunder or default or breach by Seller or Servicer of any obligation under any Program Agreement or any material contract or agreement of Seller or Servicer or the occurrence of any event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default, (iv) immediately, notice of a Takeout Investor’s cancellation of a Takeout Commitment, Takeout Investor’s cancellation of an Interest Rate Protection Agreement, or notice of a Takeout Broker Dealer’s cancellation of Agency Security Purchase Commitment and (v) the following:

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(1)       as soon as available and in any event within the Reporting Period, the unaudited balance sheets of Seller as at the end of such period, the unaudited balance sheets, related unaudited consolidated statements of income and retained earnings and of cash flows for the Seller for such period and the portion of the fiscal year through the end of such period, accompanied by the Officer’s Compliance Certificate, executed by a Responsible Officer of Seller which certificate shall state that said financial statements and schedules fairly present in all material respects the financial condition and results of operations of Seller in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

(2)       as soon as available and in any event within ninety (90) days after the end of the Seller’s fiscal year, the audited balance sheets and the related statements of income for the Seller as at the end of such fiscal year, with such balance sheets and statements of income being audited if required by Administrative Agent but in any event prepared by a certified public accountant in accordance with GAAP, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall have no “going concern” qualification and shall state that said financial statements fairly present the financial condition and results of operations of Seller as at the end of, and for, such fiscal year in accordance with GAAP;

(3)       as soon as available and in any event within ten (10) calendar days after receipt thereof by Seller (a) to the extent permitted by Governmental Authority, copies of relevant portions of all final written Governmental Authority and Takeout Investor audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i) material corrective action required, (ii) material sanctions proposed, imposed or required, including, without limitation, notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, or (iii) “report cards,” “grades” or other classifications of the quality of Seller’s operations, including copies of secondary marketing reports, production reports, servicing reports, pull through rates, and delinquency rates;

(4)       as soon as available and in any event within the Reporting Period, an accurate and true summary of all Interest Rate Protection Agreements entered into or maintained by Seller during the most recent calendar month end and all preceding months;

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(5)       from time to time such other information regarding the financial condition, operations, or business of the Seller or the Parent Entity as Administrative Agent may reasonably request;

(6)       as soon as reasonably possible or as otherwise set forth in this Agreement, notice of any of the following events:

(a)       change in the insurance coverage required of Seller, Servicer or any other Person pursuant to any Program Agreement, with a copy of evidence of same attached;

(b)       (i) any claim, dispute, litigation, investigation, proceeding or suspension between (y) any of Seller, the Parent Entity or Servicer and (z) any Governmental Authority, Takeout Investor, or third party loan purchaser, or (ii), any claim, dispute, litigation, investigation, proceeding or suspension between (y) any of Seller, the Parent Entity or Servicer and (z) any other Person; provided that solely with respect to this clause (ii), such claim, dispute, litigation, investigation, proceeding or suspension individually or in the aggregate is reasonably likely to cause a Material Adverse Effect ;

(c)       any material change in accounting policies or financial reporting practices of Seller, the Parent Entity or Servicer;

(d)       with respect to any Purchased Mortgage Loan, immediately upon receipt of notice or knowledge thereof, that the value of the underlying Mortgaged Property or such Mortgage Loan has been adversely affected for any reason, including, without limitation, damage by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty;

(e)       any material issues raised upon examination of Seller or Seller’s facilities by any Governmental Authority;

(f)       any material change in the Indebtedness of the Seller, including, without limitation, any default, renewal, non-renewal, termination, increase in available amount or decrease in available amount related thereto;

(g)       any breach of a representation or warranty set forth in Schedule 1 hereto

(h)       any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect with respect to Seller or Servicer, including, without limitation, any claims of predatory lending or any early payment default, buy-back, repurchase or similar requests, notices or claims by third party purchasers that would likely or actually require the Seller to repurchase mortgage loans or pay any amounts to such third party purchaser with respect to any sold mortgage loan; and

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(i)       Any repurchase requests or demands, indemnification requests, suspension notices or termination notices Seller received, or is reasonably likely to receive, from its secondary market investors, including any Takeout Investors.

b.       Officer’s Compliance Certificate. Seller will furnish to Administrative Agent, at the time the Seller furnishes each set of financial statements pursuant to Sections 17(a)(1) or (2) above, a certificate of a Responsible Officer of Seller in the form of Exhibit A hereto, along with all schedules required by Administrative Agent.

c.       Mortgage Loan Reports. At the request of Administrative Agent, Seller will furnish to Administrative Agent monthly electronic Mortgage Loan performance data, including, without limitation, delinquency reports (i.e., delinquency, foreclosure and net charge-off reports).

d.       Asset Tape. Within two (2) Business Days following a request from Administrative Agent, Seller shall provide to Administrative Agent, electronically, in a format mutually acceptable to Administrative Agent and Seller, an Asset Tape.

e.       Remittance Report. Seller shall cause Servicer to provide a Remittance Report to Administrative Agent, in an electronic format acceptable to Administrative Agent (i) on each Reporting Date if there are collections on the Purchased Assets, and (ii) within one (1) Business Day of any of the following (A) the occurrence and continuation of an Event of Default, (B) any Purchased Mortgage Loan exceeds its Maximum Transaction Duration, (C) any payment in full, or (D) the request of Administrative Agent.

f.       Regulatory Action. Seller shall promptly provide Administrative Agent with written notice of any investigation, commenced or threatened, by any federal, state or local government agency.

g.       Know Your Customer. Seller shall, promptly upon Administrative Agent’s request, deliver documentation in form and substance satisfactory to Administrative Agent which Administrative Agent deems necessary or desirable to evidence compliance with all applicable "know your customer" due diligence checks.

h.       Other. Seller shall deliver to Administrative Agent any other reports or information reasonably requested by Administrative Agent or as otherwise required pursuant to this Agreement.

18.	Reserved

19.	Repurchase Transactions

Buyer may, in its sole election, engage in repurchase transactions with the Purchased Assets or otherwise pledge, hypothecate, assign, transfer or otherwise convey the Purchased Assets with a counterparty of Buyer’s choice. Upon receipt of the Repurchase Price and all fees and expenses related to any Purchased Asset, Buyer is obliged to transfer Purchased Assets to Seller pursuant to Section 4 hereof and credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Section 7 hereof; provided, that in each instance an Event of Default shall not have occurred. In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the Purchased Assets, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction. Administrative Agent and Buyer are each hereby authorized to share any information delivered hereunder with such counterparty so long as such counterparty agrees to hold all such information in strict confidence subject to the same exceptions and qualifications as are provided in Section 33 with respect to disclosures by Seller to Administrative Agent and Buyers.

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20.	Custodial Responsibilities

a.       With respect to any Purchased Mortgage Loans held by, or to be delivered to, the Custodian:

(1)       On the Purchase Date, or Delivery Date if different from the Purchase Date, the Seller shall deliver to the Custodian the Collateral Documents, together with a Transmittal Letter upon which the Custodian shall be entitled to rely conclusively until expressly notified to the contrary in writing by the Administrative Agent. The Mortgage Loan Schedule, relating to all of the Purchased Mortgage Loans delivered to the Custodian on the related Purchase Date (or the related Delivery Date), shall be delivered electronically to the Custodian by Administrative Agent on such Purchase Date or Delivery Date, as applicable.

(2)       From time to time Seller may request Shipment Orders from the Administrative Agent. Once Administrative Agent has indicated that the Custodian has received all the Collateral Documents from the Seller, Administrative Agent shall electronically transmit any Shipment Orders to the Custodian and the Custodian shall deliver the specified Collateral Documents or reports in its possession to the Takeout Investor (or its custodian) in the manner directed in the Custodial Agreement and such Shipment Order. The Seller is responsible for determining whether all Collateral Documents are on the current forms required by the Takeout Investor, in compliance with any related Takeout Commitment, or otherwise sufficient for the Takeout Investor. Neither the Administrative Agent nor the Custodian shall have any obligation to prepare, assemble, correct or sign any documents included in the Shipment Order.

(3)       In the event that the Custodian delivers any Collateral Documents to the Seller upon the written authorization of the Administrative Agent and pursuant to the Seller’s delivery to the Custodian of an executed request for the release of such Collateral Documents pursuant to the terms of the Custodial Agreement, the Seller shall be solely responsible for the safe, prompt return of such Collateral Documents in the timeframe specified in the release request (or other similar document) upon making any correction deemed necessary by Administrative Agent or the Seller.

(4)       In the event that the Custodian pays for the shipment of the package of Collateral Documents, Seller will reimburse Custodian for all actual shipment costs related to such Seller upon receipt of an invoice; provided, that in any event Administrative Agent shall not be held responsible or liable for recovery of shipment costs incurred pursuant to this Section 20.

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b.       Administrative Agent and Seller shall each comply in all respects with their respective duties and obligations as set forth in and be entitled to their respective rights and benefits under any Custodial Agreement with a Custodian.

21.	Single Agreement

Administrative Agent, Buyer and Seller acknowledge that, and have entered hereunto, and will enter into each Transaction hereunder, in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Administrative Agent, Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set-off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

22.	Notices and Other Communications

Any notices (with the exception of Transaction Requests or Takeout Investor Purchase Confirmations, which shall be delivered in the manner communicated by the Administrative Agent), statements, demands or other communications hereunder may be given by a party to the other by electronic mail, facsimile, messenger or otherwise to the Seller and Administrative Agent’s addresses specified on the Addendum, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. Notice provided by electronic mail or facsimile shall be deemed to be given upon transmission provided that an electronic notice of non-transmission is not received. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

23.	Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

24.	Non-assignability

The Program Agreements are not assignable by Seller. Administrative Agent and Buyer may from time to time assign all or a portion of its rights and obligations under this Agreement and the Program Agreements; provided, however, that Administrative Agent shall maintain as agent of Seller, for review by Seller upon written request, a register of assignees and a copy of an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned. Upon such assignment, (a) such assignee shall be a party hereto and to each Program Agreement to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Administrative Agent or Buyer, as applicable, hereunder, and (b) Administrative Agent or Buyer, as applicable, shall be released from its obligations hereunder and under the Program Agreements to the extent of the percentage or portion set forth in the Assignment and Acceptance. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Administrative Agent unless otherwise notified by Administrative Agent in writing. Administrative Agent may distribute to any prospective assignee any document or other information delivered to Administrative Agent by Seller.

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25.	Set-off

In addition to any rights and remedies of Administrative Agent and Buyer provided by law, Seller, on behalf of itself and each of its Affiliates, hereby grants to Administrative Agent and Buyer, to secure repayment of the Obligations and all amounts due and payable by Seller hereunder (whether at the stated maturity, by acceleration or otherwise), a right of set-off, without prior notice to Seller or its Affiliates, any such notice being expressly waived by Seller to the extent permitted by applicable law, upon any and all of the following: monies, securities, collateral or other property Seller or any of its Affiliates, and any proceeds from the foregoing, now or hereafter held or received by Administrative Agent, Buyer, their Affiliates or any branch or agency thereof to or for the credit or the account of Seller or any of its Affiliates, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or indebtedness of Seller or any of its Affiliates at any time existing, and any obligation owed by Administrative Agent, Buyer or any Affiliate of Buyer to Seller, or any of its Affiliates and to set off against any amount owed under the Program Agreements or any other amount owed by Seller or any of its Affiliates and any indebtedness owed by Administrative Agent, Buyer or any Affiliate of Administrative or Buyer to Seller, or any of its Affiliates, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Program Agreements and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Administrative Agent, Buyer or any Affiliate of Administrative Agent or Buyer to or for the credit of Seller or any of its Affiliates, without prejudice to Administrative Agent’s or Buyer’s right to recover any deficiency. Administrative Agent agrees promptly to notify Seller after any such set-off and application made by Administrative Agent or Buyer; provided, that the failure to give such notice shall not affect the validity of such set-off and application. For avoidance of doubt and not as a limitation, Administrative Agent and Buyer may set-off any amounts in the Seller’s Clearing Account and the Reserve Account.

Administrative Agent and Buyer shall at any time, unless and until all Obligations under this Agreement have been paid in full, have the right to retain, to suspend payment or performance of, or to decline to remit, any amount or property that Administrative Agent or Buyer would otherwise be obligated to pay, remit or deliver to Seller hereunder if a Default or an Event of Default has occurred.

26.	Binding Effect; Governing Law; Jurisdiction

a.       This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Seller acknowledges that the obligations of Administrative Agent and Buyer hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Administrative Agent and Buyer. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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b.       SELLER HEREBY WAIVES TRIAL BY JURY. SELLER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING. SELLER HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.

c.       SELLER HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER INVOLVING ANY INDEMNIFIED PARTY, ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION. NO INDEMNIFIED PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS.

d.       SELLER ACKNOWLEDGES THAT THE WAIVERS IN THIS SECTION 26 ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PARTY HAS ALREADY RELIED ON SUCH WAIVERS IN ENTERING INTO THE PROGRAM AGREEMENTS, AND THAT SUCH PARTY WILL CONTINUE TO RELY ON SUCH WAIVERS IN THEIR RELATED FUTURE DEALINGS UNDER THE PROGRAM AGREEMENTS.

e.       THE PROVISIONS OF THIS SECTION 26 SHALL SURVIVE TERMINATION OF THE PROGRAM AGREEMENTS AND THE PAYMENT IN FULL OF THE OBLIGATIONS.

27.	No Waivers, Etc.

No express or implied waiver of any Event of Default by Administrative Agent shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 6(a), Section 16(a) or otherwise, will not constitute a waiver of any right to do so at a later date.

28.	Intent

a.       THE PARTIES RECOGNIZE THAT EACH TRANSACTION IS A “REPURCHASE AGREEMENT” AS THAT TERM IS DEFINED IN THE BANKRUPTCY CODE, AND A “SECURITIES CONTRACT” AS THAT TERM IS DEFINED IN THE BANKRUPTCY CODE, AND A “MASTER NETTING AGREEMENT” AS THAT TERM IS DEFINED IN THE BANKRUPTCY CODE.

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b.       IT IS UNDERSTOOD THAT ANY PARTY’S RIGHT TO LIQUIDATE PURCHASED ASSETS DELIVERED TO IT IN CONNECTION WITH TRANSACTIONS HEREUNDER OR TO EXERCISE ANY OTHER REMEDIES PURSUANT TO SECTION 16 HEREOF IS A CONTRACTUAL RIGHT TO LIQUIDATE SUCH TRANSACTION AS DESCRIBED IN SECTIONS 555, 559 AND 561 OF THE BANKRUPTCY CODE.

29.	Power of Attorney

Seller hereby authorizes Administrative Agent to file such financing statement or statements relating to the Purchased Assets without Seller’s signature thereon as Administrative Agent, at its option, may deem appropriate. Seller hereby appoints Administrative Agent as Seller’s attorney-in-fact to execute any such financing statement or statements in Seller’s name and to perform all other acts which Administrative Agent deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Purchased Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, providing “good-bye” letters to the Mortgagor, sign assignments on behalf of Seller as its attorney-in-fact, and sell a Purchased Asset “as is where is” in the name and on behalf of Seller. This power of attorney is coupled with an interest and given as security and is irrevocable without Administrative Agent’s consent. At Administrative Agent’s request, Seller shall immediately execute all powers of attorney in favor of Administrative Agent in the form attached hereto as Exhibit C. In addition, Seller shall direct by board resolution attached as part of Exhibit B hereto that, pursuant to its execution and delivery of such a power of attorney, certain personnel of Administrative Agent may take certain actions on behalf of Seller as its attorney-in-fact, with such resolution to survive until all obligations of Seller hereunder are satisfied. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 29.

30.	Buyer May Act Through Administrative Agent

Buyer has designated the Administrative Agent for the purpose of performing any action hereunder.

31.	Indemnification; Obligations

a.       Seller agrees to hold Administrative Agent, Buyer and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) harmless from and indemnify each Indemnified Party (and will reimburse each Indemnified Party as the same is incurred) against all liabilities, losses, damages, judgments, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of any kind which may be imposed on, incurred by, or asserted against any Indemnified Party relating to or arising out of this Agreement, any Transaction Request, Interest Rate Protection Agreement, any Program Agreement or any transaction contemplated hereby or thereby, including the losses related to missing documents that are listed on the Asset File Checklist as having been delivered to the Custodian, in each case, resulting from anything other than the Indemnified Party’s gross negligence or willful misconduct. Seller also agrees to reimburse each Indemnified Party for all reasonable expenses in connection with the enforcement of this Agreement and the exercise of any right or remedy provided for herein, any Transaction Request, Takeout Investor Purchase Confirmation and any Program Agreement, including, without limitation, the reasonable fees and disbursements of counsel. Seller’s agreements in this Section 31 shall survive the payment in full of the Repurchase Price and the expiration or termination of this Agreement. Seller hereby acknowledges that its obligations hereunder are recourse obligations of Seller and are not limited to recoveries each Indemnified Party may have with respect to the Purchased Mortgage Loans. Seller also agrees not to assert any claim against Administrative Agent, Buyer or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the facility established hereunder, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby. THE INDEMNITY IN THE IMMEDIATELY PRECEDING SENTENCE EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.

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b.       Without limiting the provisions of paragraph (a) of this Section 31, if Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of Seller by Administrative Agent, in its discretion. Seller shall reimburse Administrative Agent for any such costs, including, without limitation, per diem interest at the Accounts Receivable Rate.

32.	Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Each counterpart delivered by email or facsimile transmission shall be effective as an original.

33.	Confidentiality

This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Administrative Agent and Buyer and its Affiliates and shall be held by Seller in strict confidence and shall not be disclosed to any third party without the written consent of Administrative Agent except for (a) disclosure to Seller’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, (b) disclosure requested or compelled by law, rule, regulation or order of a court or other regulatory body (prior to which Seller shall inform Administrative Agent so that Administrative Agent may seek appropriate protection); or (c) disclosure to any potential Takeout Investor but only with respect to the following: (i) the current Repurchase Price, (ii) whether or not there are any defaults or terminations of the facility known to Seller, or (iii) the Repurchase Date. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreement, the parties hereto may disclose to any Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided, that Seller may not disclose the name of or identifying information with respect to Administrative Agent, Buyer or an Affiliate or any pricing terms (including, without limitation, the Pricing Rate, and Purchase Price) or other nonpublic business or financial information (including any sublimits and Financial Covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of the Administrative Agent. Administrative Agent may disclose Seller’s name and the Maximum Aggregate Purchase Price for marketing purposes.

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34.	Recording of Communications

Administrative Agent, Buyer and Seller consent to the tape recordings of communications between its employees and those of the other party with respect to Transactions and such tape recordings of communications may be used in any court, arbitration, or other proceedings to the extent permitted by law.

35.	Periodic Due Diligence Review

Seller acknowledges that each of Administrative Agent and Buyer has the right to perform continuing due diligence reviews with respect to the Seller and the Mortgage Loans and Agency Securities (if applicable), for purposes of verifying compliance with the representations, warranties and specifications made hereunder, to review the servicing of the Mortgage Loans, or otherwise, and Seller agrees that upon reasonable (but no less than three (3) Business Days) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Seller, Administrative Agent, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of Seller and/or the Custodian. Seller also shall make available to Administrative Agent and Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, Seller acknowledges that Administrative Agent and Buyer may purchase Mortgage Loans from Seller based solely upon the information provided by Seller to Administrative Agent and Buyer in the Mortgage Loan Schedule and the representations, warranties and covenants contained herein, and that Administrative Agent or Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including, without limitation, ordering broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan, which such information may be used by Administrative Agent to calculate Market Value. Administrative Agent or Buyer may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Administrative Agent and Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Administrative Agent, Buyer and any third party underwriter with access to any documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Seller. Seller further agrees that Seller shall pay all out-of-pocket costs and expenses incurred by Administrative Agent and Buyer in connection with Administrative Agent’s and Buyer’s activities pursuant to this Section 35.

36.	Authorizations

Any of the persons whose signatures and titles appear on Schedule 4 of the Addendum are authorized, acting singly, to act for Seller.

37.	Documents Mutually Drafted

The Seller, the Administrative Agent and the Buyer agree that this Agreement and each other Program Agreement prepared in connection with the Transactions set forth herein have been mutually negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

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38.	Joint and Several

If there are multiple Sellers, such Sellers, Administrative Agent and Buyer hereby acknowledge and agree that Sellers are each jointly and severally liable to Administrative Agent and Buyer for all of their respective obligations hereunder.

39.	Security Interest

Although the parties intend that all Transactions hereunder be sales and purchases and not loans, Seller hereby pledges to Buyer as security for performance by Seller of its obligations and hereby grants, assigns and pledges to Administrative Agent a fully perfected first priority security interest in the Purchased Assets other than with respect to a Purchased Asset that is a Second Lien Mortgage Loan in which case Seller hereby grants, assigns and pledges to Administrative Agent a fully perfected second priority security interest in each such Purchased Asset that is or relates to a Second Lien Mortgage Loan. Seller agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Administrative Agent’s security interest created hereby. Furthermore, the Seller hereby authorizes the Administrative Agent to file financing statements relating to the Purchased Assets, as the Administrative Agent may deem appropriate. The Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 39.

40.	Reserved

41.	Physical Possession of Records and Files relating to the Purchased Assets

Administrative Agent on behalf of Buyer shall have the right to obtain physical possession, and to commence an action to obtain physical possession, of all Records and files of Seller relating to the Purchased Assets and all documents relating to the Purchased Assets (including, without limitation, any legal, credit or servicing files with respect to the Purchased Mortgage Loans) which are then or may thereafter come in to the possession of Seller or any third party acting for Seller. Administrative Agent shall be entitled to specific performance of all agreements of Seller contained in this Agreement.

42.	Conflicts

In the event of any conflict between the terms of this Agreement and any other Program Agreement or the Addendum, the documents shall control in the following order of priority: first, the terms of the Addendum shall prevail, then the terms of this Agreement shall prevail, and then the terms of the other Program Agreements shall prevail.

[Signature page to follow]

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IN WITNESS WHEREOF, the Seller, the Administrative Agent and the Buyer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

SIGNATURE BANK, as Administrative Agent

By:
Title: Kenneth D. Logan Date: Managing Group Director – SVP

SIGNATURE BANK, as Buyer

By:
Title: Kenneth D. Logan Date: Managing Group Director – SVP

KORTH DIRECT MORTGAGE INC., as Seller

By:
Title: Date:

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ANNEX A

[See Attached]

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SCHEDULE 1

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO

PURCHASED MORTGAGE LOANS

At all times a Mortgage Loan is subject to a Transaction, the Seller hereby represents and warrants to Administrative and Buyer that, with respect to each Purchased Mortgage Loan:

(a)       Payments Current. All payments required to be made up to the Purchase Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been delinquent at any time since the origination of the Mortgage Loan. The first Monthly Payment shall be made, or shall have been made, with respect to the Mortgage Loan on its Due Date or within thirty (30) days thereof, all in accordance with the terms of the related Mortgage Note.

(b)       No Outstanding Charges. All taxes and governmental assessments or other similar charges, levies or assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither Seller nor the Qualified Originator from which Seller acquired the Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one (1) month the Due Date of the first installment of principal and/or interest thereunder.

(c)       Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of Administrative Agent, and which has been delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule. The related Mortgage and Mortgage Note contain the entire agreement of the parties and all of the obligations of the Seller under the Purchased Mortgage Loan.

(d)       No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated. Seller has no knowledge nor has it received any notice that any Mortgagor in respect of the Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.

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(e)       Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a qualified insurer as that has been rated B or better by AM Best Company, or A or better by Demotech, Inc. or BBB or better by Kroll Bond Rating Agency or as approved by the Administrative Agent in its discretion, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by Seller as of the date of origination consistent with industry requirements, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount that would have been required as of the date of origination sufficient to insure the Mortgage Property If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of all mortgage loans with respect to the Mortgage Property and, with respect to any Second Lien Mortgage Loan, the outstanding principal balance of the prior mortgage loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1974. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming Seller, its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without thirty (30) days’ prior written notice to the mortgagee. No such notice has been received by Seller. All premiums on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(f)       [Reserved].

(g)       Compliance with Applicable Laws. Any requirements of any federal, state or local law or regulation including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Seller shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Administrative Agent and Buyer, and shall deliver to Administrative Agent, upon demand, evidence of compliance with all such requirements.

(h)       No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would affect any such release, cancellation, subordination or rescission. Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.

(i)       Location and Type of Mortgaged Property. The Mortgaged Property is located in an Acceptable State and is either a Multi-family Property, Mixed Use Property or Commercial Property.

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Schedule 1-2

(j)       Valid Lien. The Mortgage is a valid, subsisting, enforceable and (a) with respect to each first lien Mortgage Loan, perfected first priority lien and perfected first priority security interest, or (b) with respect to each Second Lien Mortgage Loan, perfected second priority lien and perfected second priority security interest, in each case, on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing and with respect to Cooperative Mortgage Loans, including the Proprietary Lease and the Cooperative Shares. The lien of the Mortgage is subject only to:

1.       the lien of current real property taxes and assessments not yet due and payable;

2.       covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

3.       other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

4.       with respect to each Second Lien Mortgage Loan, a first lien on the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates (a) with respect to each first lien mortgage loan, a valid, subsisting and enforceable first lien and first priority security interest or (b) with respect to each Second Lien Mortgage Loan, a valid, subsisting and enforceable second priority lien and second priority security interest, in each case, on the property described therein and Seller has full right to pledge and assign the same to Administrative Agent on behalf of Buyer.

(k)       Validity of Mortgage Documents; Fraud. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties.

No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. Seller has reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein. To the best of Seller’s knowledge, except as disclosed to Administrative Agent in writing, all tax identifications and property descriptions are legally sufficient; and tax segregation, where required, has been completed.

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Schedule 1-3

(l)       Full Disbursement of Proceeds. There is no further requirement for future advances under the Mortgage Loan, and any requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

(m)       Ownership. Seller has full right to sell the Mortgage Loan to Administrative Agent on behalf of Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, Administrative Agent will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement.

(n)       Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.

(o)       Title Insurance. The Mortgage Loan is covered by either (i) an irrevocable title commitment, or an attorney’s opinion of title and abstract of title, each of which must be in form and substance acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy and each such title insurance policy is issued by a title insurer acceptable to the Administrative Agent and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first or second priority lien of the Mortgage, as applicable, in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) and, with respect to Second Lien Mortgage Loans, clause (4) of paragraph (j) of this Schedule 1, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Schedule 1-4

(p)       No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration.

(q)       No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.

(r)       Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.

(s)       Payment Terms. Principal and/or interest payments on the Mortgage Loan commenced or will commence no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan. With respect to adjustable rate Mortgage Loans, the Mortgage Interest Rate is adjusted on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest .125%), subject to the Mortgage Interest Rate Cap. The Mortgage Note is payable on the first (1st) day of each month in equal monthly installments of principal and/or interest (subject to an “interest only” period in the case of Interest Only Loans), which installments of interest (a) with respect to adjustable rate Mortgage Loans are subject to change on the Interest Rate Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date and (b) with respect to Interest Only Loans are subject to change on the Interest Only Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Only Adjustment Date, in both cases with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization. The Mortgage Note does not permit Negative Amortization.

(t)       Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and marketable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. The Mortgage Note and Mortgage are on forms acceptable to the Administrative Agent at its discretion.

(u)       Occupancy of the Mortgaged Property. As of the Purchase Date the Mortgaged Property is lawfully permitted to be occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Seller has not received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. With respect to any Mortgage Loan originated with an “owner-occupied” Mortgaged Property, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence.

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Schedule 1-5

(v)       No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (i) above. No Mortgage Loan is cross-collateralized or is subject to a cross-default provision with any mortgage loan that is not a Purchased Mortgage Loan.

(w)       Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian or Administrative Agent to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(x)       Transfer of Mortgage Loans. Except with respect to Mortgage Loans registered with MERS, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. With respect to each MOM Mortgage Loan, the related Assignment of Mortgage to MERS, if applicable, has been duly and properly recorded, or has been delivered for recording to the applicable recording office.

(y)       Due-On-Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(z)       No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

(aa)      Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or, in the case of Second Lien Mortgage Loans, a second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to the Administrative Agent in its discretion. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

(bb)      Mortgaged Property Undamaged. The related Mortgaged Property is free of damage and waste; and there is no proceeding pending for the total or partial condemnation of such Mortgaged Property.

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Schedule 1-6

(cc)      Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination and collection practices used by the originator, each servicer of the Mortgage Loan and Seller with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, (other than with respect to each Second Lien Mortgage Loan and for which the mortgagee under the first lien mortgage loan on the related Mortgaged Property is collecting Escrow Payments) all such payments are in the possession of, or under the control of, Seller or Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and if an escrow deposit has been established, it has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

(dd)      Conversion to Fixed Interest Rate. Except as expressly approved in writing by Administrative Agent, with respect to adjustable rate Mortgage Loans, the Mortgage Loan is not convertible to a fixed interest rate Mortgage Loan.

(ee)      Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, private mortgage insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Seller or by any officer, director, or employee of Seller or any designee of Seller or any corporation in which Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.

(ff)      Servicemembers Civil Relief Act. The Mortgagor has not notified Seller, and Seller has no knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003.

(gg)      Appraisal. The Mortgage File with respect to such Mortgage Loan contains an either an evaluation or appraisal of the related Mortgaged Property meeting the requirements set forth by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, or applicable regulatory or licensing body. Such evaluation or appraisal must have been made and signed, prior to the approval of the application for such Mortgage Loan, by a qualified appraiser (a) who, at the time of such appraisal, met the minimum qualifications of the applicable Administrative Agent in its discretion, and the requirements of the Seller’s appraisal policy and (b) who satisfied (and which appraisal was conducted in accordance with) all of the applicable requirements of the Uniform Standards of Professional Appraisal Practice and all applicable federal and state laws and regulations in effect at the time of such appraisal and procedures. Such appraiser was licensed in the state where the Mortgaged Property is located, had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, and such appraiser’s compensation was not affected by the approval or disapproval of such Mortgage Loan. The evaluation or appraisal shall have been made within one hundred eighty (180) days of the origination of the Mortgage Loan. If the evaluation or appraisal was made more than one hundred twenty (120) days before the origination of the Mortgage Loan, Seller shall have received and included in the Mortgage File a recertification of the evaluation or appraisal.

(hh)     Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and Seller maintains such statement in the Mortgage File.

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Schedule 1-7

(ii)       Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.

(jj)      No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay.

(kk)     Capitalization of Interest. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.

(ll)       No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and Seller has not financed nor does Seller own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

(mm)   Proceeds of Mortgage Loan. The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to Seller or any Affiliate or correspondent of Seller, except in connection with a refinanced Mortgage Loan.

(nn)    Origination Date. The origination date of a Mortgage Loan is no earlier than thirty (30) days prior to the related Purchase Date.

(oo)    No Exception. The Custodian has not noted any material exceptions on a Mortgage Loan Schedule with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan or Administrative Agent or Buyer’s interest in the Mortgage Loan.

(pp)    Mortgage Submitted for Recordation. The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(qq)    Other Encumbrances. Any property subject to any security interest given in connection with such Purchased Mortgage Loan is not subject to any other undisclosed encumbrances other than a stated first mortgage, if applicable, and encumbrances which may be allowed in the Administrative Agent’s sole discretion.

(rr)    Description. Each Purchased Mortgage Loan conforms to the description thereof as set forth on the related Mortgage Loan Schedule delivered to the Custodian and Administrative Agent.

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Schedule 1-8

(ss)    Underwriting Guidelines. Each Purchased Mortgage Loan has been originated in accordance with the Underwriting Guidelines (including all supplements or amendments thereto) in effect as of the date the Transaction is entered into and as previously provided to and agreed to by Administrative Agent.

(tt)    Original Principal Balance. The original principal balance of each Mortgage Loan is less than or equal to the Maximum Loan Amount as specified in the Addendum.

(uu)    Predatory Lending Regulations; High Cost Loans. None of the Mortgage Loans are classified as High Cost Mortgage Loans.

(vv)    Wet-Ink Mortgage Loans. With respect to each Mortgage Loan that is a Wet-Ink Mortgage Loan, the Authorized Funds Recipient has been instructed in writing by Seller to (a) hold the related Collateral Documents as agent and bailee for Administrative Agent and to promptly forward such Collateral Documents in accordance with the provisions of the Custodial Agreement and the Closing Instruction Letter and (b) return Administrative Agent’s payment in the event that the Mortgage Loan does not close within twenty-four (24) hours of receipt of Administrative Agent’s funds.

(ww)   [Reserved.]

(xx)     [Reserved.]

(yy)    [Reserved.]

(zz)    [Reserved.]

(aaa)   LTV; CLTV. The LTV and CLTV, as applicable, of any Purchased Mortgage Loan at origination was in accordance with the applicable Seller’s guidelines, unless such percentage is set forth in the Addendum.

(bbb)   No Adverse Selection. Such Mortgage Loan was not intentionally selected by the Seller in a manner intended to adversely affect the interest of the Administrative Agent or the Buyer. The Seller used no selection procedures that identified such Mortgage Loan as being less desirable or valuable than other comparable Mortgage Loans originated by the Seller. Such Mortgage Loans, collectively with the other Mortgage Loans included on such Mortgage Loan Schedule, is representative of the Seller’s portfolio of Mortgage Loans.

(ccc)   Single Original Mortgage Note. There is only one originally executed Mortgage Note; provided, however, that if there is more than one signed note, then each page of such additional note will have “Duplicate,” “Copy” or similar language clearly stamped on it.

(ddd)   Acceptable Investment. The Mortgagor is not in bankruptcy or insolvent and Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become a Sub-Performing Mortgage Loan, or adversely affect the value or marketability of the Mortgage Loan.

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Schedule 1-9

(eee)   Environmental Matters. The Mortgaged Property is free from any toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation existing as a prerequisite to use and enjoyment of said property.

(fff)   [Reserved.]

(ggg)  Insurance. Seller has caused or will cause to be performed any acts required to preserve the rights and remedies of Administrative Agent in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of Administrative Agent.

(hhh)  Simple Interest Mortgage Loans. None of the Mortgage Loans are simple interest Mortgage Loans.

(iii)      Prepayment Fee. With respect to each Mortgage Loan that has a prepayment fee feature, each such prepayment fee is enforceable and was originated in compliance with all applicable federal, state and local laws and regulations and will be enforced by Seller for the benefit of Administrative Agent, and is only payable during the first three (3) years of the term of the Mortgage Loan. The Mortgagor received a benefit in exchange for accepting such prepayment fee.

(jjj)     Flood Certification Contract. Seller shall have obtained a flood certification for each Mortgage Loan.

(kkk)   Endorsements. Each Mortgage Note has been endorsed by a duly authorized officer of Seller for its own account and not as a fiduciary, trustee, trustor or beneficiary under a trust agreement.

(lll)      Accuracy of Information. All information provided to Administrative Agent or Buyer by Seller with respect to the Mortgage Loans, including but not limited to, any information contained in the Mortgage File, is accurate in all material respects.

(mmm)   [Reserved.]

(nnn)   Patriot Act. The Seller has complied with all applicable anti money laundering laws and regulations, including, without limitation, the Patriot Act. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by OFAC (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations.

(ooo)   [Reserved.]

(ppp)   [Reserved.]

(qqq)   Authorized Funds Recipient. Any related settlement or closing agent has fully disbursed all proceeds received from the Administrative Agent in accordance with the related settlement statement form or Closing Disclosure, as applicable.

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Schedule 1-10

(rrr)     [Reserved.]

(sss)   [Reserved.]

(ttt)     [Reserved.]

(uuu)  No Prior Financing. Such Mortgage Loan has not been subject to any other undisclosed financing arrangement, including but not limited to a repurchase agreement.

(vvv)   Each Mortgage Loan that is a rated Mortgage Loan is rated by an NRSRO.

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Schedule 1-11

SCHEDULE 2

EFFECT OF BENCHMARK TRANSITION EVENT

The following terms have the following meanings:

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for the applicable Interest Period such calculation plus (b) the Term SOFR Adjustment for the applicable Interest Period; provided, however, if Adjusted Term SOFR as so determined shall ever be less than the Index Floor, then Adjusted Term SOFR shall be deemed to be the Index Floor.

“AMERIBOR” means, with respect to any Business Day, a rate per annum equal to the unsecured interbank rate for borrowing and lending transactions executed on the American Financial Exchange as published by Bloomberg on the immediately succeeding Business Day.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Schedule 2 as of such date.

“Benchmark” means, initially, Adjusted Term SOFR; provided, however, if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Addendum.

“Benchmark Replacement” means, , with respect to any Benchmark Transition Event, any of the alternatives set forth below as selected by Administrative Agent in its sole discretion for the applicable Benchmark Replacement Date:

i.	the sum of (x) Daily Simple SOFR plus (y) the related Benchmark Replacement Adjustment;

ii.	the sum of (x) Term AMERIBOR plus (y) the related Benchmark Replacement Adjustment;

iii.	the sum of (x) Daily Simple AMERIBOR plus (y) the related Benchmark Replacement Adjustment; or

iv.	the sum of (x) the alternate benchmark rate that has been mutually selected by Administrative Agent and Seller giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated or bilateral credit facilities plus (y) the related Benchmark Replacement Adjustment;

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Schedule 2-1 provided, however, if the Benchmark Replacement as so determined shall ever be less than the Index Floor, then the Benchmark Replacement shall be deemed to be the Index Floor.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent and Seller giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated bilateral or syndicated credit facilities.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day” or “[Interest Period],” timing and frequency of determining rates and making payments of Price Differential, prepayment provisions, and other technical, administrative or operational matters) that Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Addendum and the other Program Agreements).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

i.	in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

ii.	in the case of clause (iii) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (iii) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (i) or (ii) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Schedule 2-2

“Benchmark Transition Event”

means the occurrence of one or more of the following events with respect to the then-current Benchmark:

i.	a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that at the time of such statement or publication there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

ii.	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that at the time of such statement or publication there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

iii.	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof)..

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Program Agreement in accordance with this Addendum and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any other Program Agreement in accordance with this Addendum.

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Schedule 2-3

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated or bilateral business loans; provided, that if Administrative Agent decides that any such convention is not administratively feasible for Administrative Agent, then Administrative Agent may establish another convention in its reasonable discretion; provided, however, any establishment of an alternative convention shall be made by Administrative Agent in a manner substantially consistent with market practice with respect to similarly situated counterparties with substantially similar assets in similar facilities.

“Early Opt-in Election” means the occurrence of:

(1)        Administrative Agent’s determination that market participants have begun to incorporate (as a result of amendment or as originally executed) SOFR-based benchmark rates or AMERIBOR-based benchmark rates in currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities, and

(2)        Administrative Agent’s declaration that an Early Opt-in Election has occurred and Administrative Agent’s written notice to Sellers of same.

“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate.

“Interest Period” means one month.

“Reference Rate” means the sum of (a) the greater of: (i) the Index Floor and (ii) the Federal Funds Rate, plus (b) fifty basis points (0.50%).

“Reference Rate Loan” means a loan denominated in Dollars made hereunder with respect to which the interest rate is calculated by reference to the Reference Rate.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) (the “SOFR Administrator”) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time).

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Schedule 2-4

“Term SOFR” means, for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Adjustment” means, for any calculation with respect to a Term SOFR Loan, a percentage per annum as set forth below for the Interest Period therefor:

Interest Period	Percentage
One month	0.11448%

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Schedule 2-5

BENCHMARK REPLACEMENT SETTING

a.       Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Program Agreement, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (i), (ii) or (iii) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Program Agreement in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Addendum or any other Program Agreement and (y) if a Benchmark Replacement is determined in accordance with clause (iv) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Program Agreement in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Seller without any amendment to, or further action or consent of any other party to this Addendum or any other Program Agreement so long as Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Seller. For the avoidance of doubt, in the event Administrative Agent receives a written notice of objection to such Benchmark Replacement from Seller pursuant to the immediately preceding sentence, Administrative Agent and Seller shall negotiate in good faith to determine a substitute benchmark rate, provided, however, if Seller and Administrative Agent are not able to come to a mutual agreement on such substitute benchmark rate within five (5) Business Days following such written notice of objection, the Loans shall be converted to Reference Rate Loans as of the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Seller.

b.       Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Program Agreement, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Addendum or any other Program Agreement.

c.       Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify the Seller of (i) the implementation of any Benchmark Replacement and, (ii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, adoption or implementation of a Benchmark Replacement. Any determination, decision or election that may be made by Administrative Agent pursuant to this Addendum, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Addendum or any other Program Agreement, except, in each case, as expressly required pursuant to this Addendum.

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Schedule 2-6

d.       Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Program Agreement, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

e.       Benchmark Unavailability Period. Upon Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, Seller may revoke any pending request for, or conversion to or continuation of, Loans referencing the then-current Benchmark to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Seller will be deemed to have converted any such request into a request for a borrowing of or conversion to Reference Rate Loans.

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Schedule 2-7

EXHIBIT A

OFFICER’S COMPLIANCE CERTIFICATE

I, ___________________, do hereby certify that I am the [duly elected, qualified and authorized] [CFO/TREASURER/FINANCIAL OFFICER] of [Name] (“Seller”). This Certificate is delivered to you in connection with Section 17(b) of the Master Repurchase Agreement and Securities Contract and Addendum, dated as of ________ __, 201___, each such document being among Seller and Signature Bank as administrative agent (“Administrative Agent”) and as buyer (“Buyer”) (together, as amended from time to time, the “Agreement”). I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, Seller is and has been in compliance with all the terms of the Agreement except as otherwise noted in a schedule attached hereto1 and, without limiting the generality of the foregoing, I certify that:

Litigation, Investigations, Proceedings. Seller has promptly given to Administrative Agent notice of all litigation, actions, suits, arbitrations, and investigations in accordance with its obligations under the Agreement.

Financial Covenants. Seller has complied with all the Financial Covenants.

Insurance. Seller has maintained, for Seller and its Subsidiaries, with responsible companies, at its own expense, the Required Insurance Policy in accordance with its obligations under the Agreement.

Financial Statements. The financial statements and schedules attached hereto fairly present in all material respects the financial condition and results of operations of Seller in accordance with GAAP, consistently applied, as of the date(s) thereof.

Documentation. Seller has performed the documentation procedures required by its operational guidelines with respect to endorsements and assignments, including the recordation of assignments, or has verified that such documentation procedures have been performed by a prior holder of such Purchased Mortgage Loan.

Compliance. Seller has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Agreement and the other Program Agreements to be observed, performed and satisfied by it. [If a covenant or other agreement or condition has not been complied with, Seller shall describe such lack of compliance and provide the date of any related waiver thereof.]

Regulatory Action. Seller has promptly provided Administrative Agent with written notice of any investigation of Seller or Parent Entity, commenced or threatened, by any federal, state or local government agency. Seller has not been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact the business of Seller or Parent Entity. [If Seller has not provided written notice of any investigation of Seller or Parent Entity or if Seller or Parent Entity has been the subject of any government investigation which has resulted in the suspension of a license, a cease and desist order or such other action as could adversely impact the business of Seller or Parent Entity, Seller shall describe the situation in reasonable detail and describe the action that Seller has taken or proposes to take in connection therewith.]

1 Administrative Agent’s acceptance of this schedule is not, and shall not be construed as, a waiver by Administrative Agent of any of the items identified on the schedule, including items that may be, or with the passage of time may become, an Event of Default. Administrative Agent, in its sole and absolute discretion, will elect whether to provide any such waiver and will do so by a separate writing.

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Exhibit A-1

No Default. No Default or Event of Default has occurred and is continuing. [If any Default or Event of Default has occurred and is continuing, Seller shall describe the same in reasonable detail and describe the action Seller has taken or proposes to take with respect thereto, and if such Default or Event of Default has been expressly waived by Administrative Agent in writing, Seller shall describe the Default or Event of Default and provide the date of the related waiver.]

Indebtedness. All Indebtedness (other than Indebtedness evidenced by the Agreement) of Seller existing on the date hereof is listed on the schedules attached hereto.

Hedging. An accurate and true summary of all Interest Rate Protection Agreements entered into or maintained by Seller during the most recent calendar month end and all preceding months has been provided to Administrative Agent (unless Administrative Agent gives notice to Seller that such summary is not required); and any documentation related to such Interest Rate Protection Agreements as required by the Administrative Agent and such other documents requested by Administrative Agent has been provided to Administrative Agent.

Distributions. Seller has not made any distributions prohibited by the Agreement.

Notifications. Seller has complied with the notification requirements of the Agreement.

Other Notices. Seller has notified Administrative Agent of any other event, circumstance or condition that has resulted, or could reasonably be expected to result, in a Material Adverse Effect with respect to Seller or Servicer, including, without limitation, any claims of predatory lending or any early payment default, buy-back, repurchase or similar requests.

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Exhibit A-2

IN WITNESS WHEREOF, I have set my hand this _____ day of ________, ________.

By:
Name:
Title:

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Exhibit A-3

EXHIBIT B

CERTIFICATE OF AN OFFICER OF THE SELLER

The undersigned, [Secretary] of [SELLER], a [STATE] [limited liability company]/[corporation]/[limited partnership] (the “Seller”), hereby certifies as follows:

1.       Attached here as Exhibit A is a copy of the Certificate of [Incorporation]/ [Formation]/[Limited Partnership] of the Seller, as certified by the Secretary of State of the State of [STATE].

2.       Neither any amendment to the Certificate of [Incorporation]/[Formation]/[Limited Partnership] of the Seller nor any other charter document with respect to the Seller has been filed, recorded or executed since [__________, ___, 201__], and no authorization for the filing, recording or execution of any such amendment or other charter document is outstanding.

3.       Attached hereto as Exhibit B is a true, correct and complete copy of the [Bylaws]/[Operating Agreement]/[Partnership Agreement] of the Seller as in effect as of the date hereof and at all times since [__________, ___, 201__].

4.       Attached hereto as Exhibit C is a true, correct and complete copy of resolutions adopted by the [Board of Directors]/[Board of Managers]/[General Partner] of the Seller by unanimous written consent on [__________, ___, 201__] (the “Resolutions”). The Resolutions have not been further amended, modified or rescinded and are in full force and effect in the form adopted, and they are the only resolutions adopted by the [Board of Directors]/[Board of Managers]/[General Partner] of the Seller relating to the execution and delivery of, and performance of the transactions contemplated by the Master Repurchase Agreement and Securities Contract and Addendum (the “Repurchase Agreement”), each dated as of [__________, ___, 201__] and among the Seller and Signature Bank as administrative agent (the “Administrative Agent”) and as buyer (the “Buyer”).

5.       Attached here as Exhibit D is a copy of a Certificate of Good Standing of Seller, as certified by the Secretary of State of the State of [STATE].

6.       The Repurchase Agreement is substantially in the form approved by the Resolutions or pursuant to authority duly granted by the Resolutions.

7.       The undersigned, as officers of the Seller or as attorney-in-fact, are authorized to and have signed manually the Repurchase Agreement or any other document delivered in connection with the transactions contemplated thereby, were duly elected or appointed, were qualified and acting as such officer or attorney-in-fact at the respective times of the signing and delivery thereof, and were duly authorized to sign such document on behalf of the Seller and the signature of each such person appearing on any such documents is the genuine signature of each such person.

Name	Title	Signature

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Exhibit B-1

IN WITNESS WHEREOF, the undersigned has hereunto executed this Certificate as of the _____ day of __________________, 201_.

[Seller], as Seller

By:
Name: Title:[Secretary]

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Exhibit B-2

EXHIBIT B

CERTIFICATE OF AN OFFICER OF THE SELLER (CONTINUED)

Exhibit C to Officer’s Certificate of the Seller

WRITTEN CONSENT IN LIEU OF A MEETING
OF THE BOARD OF [DIRECTORS][MANAGERS] OF [SELLER]

The undersigned, being all of the members of the [Board of Directors]/[Board of Managers]/[General Partner] of [Seller], a [State] [corporation]/[limited liability company]/[limited partnership] (the “Seller”), do hereby consent to the adoption of the following resolutions taking or authorizing the actions specified therein:

WHEREAS, it is in the best interests of the Seller to transfer from time to time to Signature Bank as administrative agent (the “Administrative Agent”) on behalf of Signature Bank as buyer (the “Buyer”) certain mortgage loans in exchange for the transfer of funds by Administrative Agent to Seller, with a simultaneous agreement by Administrative Agent to transfer to Seller such mortgage loans at a date certain or on demand, in exchange for the transfer of funds by Seller pursuant to the terms of the Repurchase Agreement (as defined below).

NOW, THEREFORE, be it

RESOLVED, that the execution, delivery and performance by the Seller of the Master Repurchase Agreement and Securities Contract and Addendum (the “Repurchase Agreement”) to be entered into by the Seller, Administrative Agent and Buyer, substantially in the form of the drafts each dated [_________ __, 201_], and attached hereto as Exhibit A, are hereby authorized and approved and that the [Chairman, Chief Executive Officer, the Secretary or the Treasurer] (collectively, the “Authorized Officers”) of the Seller be and each of them hereby is authorized and directed to execute and deliver the Repurchase Agreement to the Administrative Agent with such changes as the officer executing the same shall approve, his execution and delivery thereof to be conclusive evidence of such approval;

RESOLVED, that the execution and delivery by the Seller of one or more copies of a Power of Attorney (“Power of Attorney”) authorizing certain personnel of Administrative Agent and its affiliates to take certain actions, as set forth substantially in the form attached to the Repurchase Agreement and irrevocable except with the consent of Administrative Agent, are hereby authorized and approved and that the Authorized Officers of the Seller be and each of them hereby is authorized and directed to execute and deliver the Power of Attorney to the Administrative Agent immediately upon any request of Administrative Agent for so long as any obligations of the Seller under the Repurchase Agreement remain unsatisfied, with such changes as the officer executing the same shall approve, his execution and delivery thereof to be conclusive evidence of such approval, and the termination of this resolution requiring the consent of the Administrative Agent;

RESOLVED, that the Authorized Officers hereby are, and each hereby is, authorized to execute and deliver all such aforementioned agreements on behalf of the Seller and to do or cause to be done, in the name and on behalf of the Seller, any and all such acts and things, and to execute, deliver and file in the name and on behalf of the Seller, any and all such agreements, applications, certificates, instructions, receipts and other documents and instruments, as such Authorized Officer may deem necessary, advisable or appropriate in order to carry out the purposes of the foregoing resolutions;

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Exhibit B-3

RESOLVED, that all actions taken by any of the Authorized Officers before the date of this consent for the purpose of effecting any of the actions authorized by this consent be, and they hereby are, approved and ratified in all respects;

RESOLVED, that the proper officers, agents and counsel of the Seller are, and each of such officers, agents and counsel is, hereby authorized for and in the name and on behalf of the Seller to take all such further actions and to execute and deliver all such other agreements, instruments and documents, and to make all governmental filings, in the name and on behalf of the Seller and such officers are authorized to pay such fees, taxes and expenses, as advisable in order to fully carry out the intent and accomplish the purposes of the resolutions heretofore adopted hereby.

Dated as of: ___________ ___, 20___

Name	Title	Signature

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Exhibit B-4

EXHIBIT C

FORM OF POWER OF ATTORNEY

Signature Bank

565 Fifth Avenue, 8th Floor

New York, NY 10017

Attention: Kenneth D. Logan

Phone: (646) 981-2422

Email: klogan@signatureNY.com

Signature Bank

565 Fifth Avenue, 8th Floor

New York, NY 10017

Attention: Seth William Stern

sstern@signatureny.com

Telephone:

Re:	Master Repurchase Agreement and Securities Contract and Addendum, each dated as of March 31, 2022_(as amended from time to time, the “Agreement”) and among Korth Direct Mortgage Inc. (the “Seller”) and Signature Bank (the “Administrative Agent” and the “Buyer”)

Ladies and Gentlemen:

KNOW ALL MEN BY THESE PRESENTS, that Seller hereby irrevocably constitutes and appoints the Administrative Agent and any officer or director of the Administrative Agent or Signature Bank, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority, in the place and stead of Seller and in the name of Seller or in its own name, from time to time in the Administrative Agent’s discretion, to: (1) execute, witness, attest and deliver, on behalf of the Seller, (a) all mortgage documents reasonably necessary or appropriate to properly effect the transfer of the Mortgage Loans from the Seller to Administrative Agent, (b) all release or satisfaction documents reasonably necessary or appropriate to properly effect the release or satisfaction of mortgages, deeds of trust or other similar security instruments with respect to the Mortgage Loans, and (c) all documents reasonably necessary to correct or otherwise remedy any errors or deficiencies contained in any documents contemplated by part (a) above; (2) take any action to carry out the transfer of servicing with respect to the Mortgage Loans from Seller to a successor servicer appointed by the Administrative Agent in its discretion, in the name of Seller or its own name, or otherwise, and prepare and send or cause to be sent “good-bye” letters to all mortgagors under the Mortgage Loans, transferring the servicing of the Mortgage Loans to a successor servicer appointed by the Administrative Agent in its discretion, and (3) preserve any rights of the Administrative Agent under the Agreement and any other agreement related to the transactions contemplated thereby, and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such preservation of rights.

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Exhibit C-1

Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Agreement.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY FROM ADMINISTRATIVE AGENT, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed and Seller’s seal to be affixed this day of March, 2022.

KORTH DIRECT MORTGAGE INC.

By:
Name:
Title:

STATE OF [                                             ]             )

                                                                                 )       ss.:

COUNTY OF [                                         ]             )

On the ____________ day of March 2022 before me, a Notary Public in and for said State, personally appeared _______________________________, known to me to be _______________________________________________ of _________________________, the institution that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Exhibit C-2

EXHIBIT D

[RESERVED]

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Exhibit D-1

EXHIBIT E

CERTIFICATE OF INCUMBENCY OF OFFICERS AND OF
AUTHORIZED PERSONS OF SELLER

I, ___________________________, Secretary of [Seller], a [State] [corporation]/[limited liability company]/[limited partnership] (hereinafter called the “Company”), do hereby certify that the below-named individuals have been duly elected and qualified as, and are this day, officers of the Company holding the respective offices set forth opposite their names and the signatures below set opposite their names are their genuine signatures:

Name	Title	Signature

[Name]	[Title]

[Name]	[Title]

[Name]	[Title]

I DO FURTHER CERTIFY that as [_________] of the Company, I am hereby authorized and from time to time directed to execute a certificate of incumbency and obtain specimen signatures of persons holding the offices referred to in the Corporate Resolutions, and of the officers or persons named in the Corporate Resolutions, and to file such certified copy, and such certificate or certificates, and specimen signatures.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company this …………….. day of……….………, 20[__].

Secretary

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Exhibit E-1

EXHIBIT F

[RESERVED]

- SIGNATURE CONFIDENTIAL - Content is not to be distributed or shared outside of participating parties. Exhibit F-1

EXHIBIT G

FORM OF SECTION 11 CERTIFICATE

Reference is hereby made to the Master Repurchase Agreement and Securities Contract dated as of [__] (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between each Seller identified on the Addendum, as seller (“Seller”) and Signature Bank (“Buyer”). Pursuant to the provisions of Section 11 of the Agreement, the undersigned hereby certifies that:

1.       It is a natural individual person, __ treated as a corporation for U.S. federal income tax purposes, __ disregarded for U.S. federal income tax purposes (in which case a copy of this Section 11 Certificate is attached in respect of its sole beneficial owner), or __ treated as a partnership for U.S. federal income tax purposes (one must be checked).

2.       It is the beneficial owner of amounts received pursuant to the Agreement.

3.       It is not a bank, as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), or the Agreement is not, with respect to the undersigned, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section.

4.       It is not a 10-percent shareholder of Seller within the meaning of section 871(h)(3) or 881(c)(3)(B) of the Code.

5.       It is not a controlled foreign corporation that is related to Seller within the meaning of section 881(c)(3)(C) of the Code.

6.       Amounts paid to it under the Program Agreements are not effectively connected with its conduct of a trade or business in the United States.

[NAME OF UNDERSIGNED]

By:

Title:

- SIGNATURE CONFIDENTIAL -

Content is not to be distributed or shared outside of participating parties.

Exhibit G-1